Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MASTER CLINICAL TRIAL COLLABORATION AGREEMENT

This Master Clinical Trial Collaboration Agreement (the “Agreement”) is made and entered into as of October 10, 2018 (the “Effective Date”) by and between Compugen Ltd., an Israeli corporation with a place of business at Azrieli Center, 26 Harokmim Street, Building D, Holon 5885849, Israel (“Compugen”), and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 430 E. 29th Street, 14FL, New York, N.Y. 10016 (“BMS”).  Compugen and BMS may be referred to herein individually as a “Party,” or collectively as the “Parties”.

RECITALS

BMS is a biopharmaceutical company engaged in the research, development, manufacture and commercialization of human therapeutic products.

Compugen is a biopharmaceutical company engaged in the discovery, research and clinical development of human therapeutic products.

Compugen and BMS desire to collaborate on clinical trials of a combination therapy using Compugen’s proprietary anti-PVRIG antibody known as COM701 and BMS’ proprietary therapeutic compounds, including its PD-1 antagonist known as Nivolumab and its anti-TIGIT antibody known as BMS-986207.

                Now Therefore, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1          “Affiliates” means, with respect to a particular Party, an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. As used in this section, the term “controls” (with correlative meanings for the terms “controlled by” or “under common control with”) means (a) that an entity or company owns, directly or indirectly, more than fifty percent (50%) of the voting stock of another entity, or (b) that an entity, person or group otherwise has the actual ability to control and direct the management of the entity, whether by contract or otherwise.

1.2          “Aggregate Safety Information” means, with respect to each Party's Compounds, the (a) Safety Information resulting from the Combined Therapy Study, plus (b) the Safety Information from all other clinical trials of such Compounds, whether alone or in combination with another pharmaceutical agent, that necessitate amendments to the protocols or informed consent forms for such trials that are required to be implemented by Regulatory Authorities, or are implemented by the respective Party, in each case where, because of their severity, frequency or lack of reversibility,  the other Party reasonably needs to know such Safety Information in order to ensure patient safety and prevent unreasonable risks in the conduct of the Combined Therapy Study (or that is otherwise included in the investigator’s brochures for a Compound).  Aggregate Safety Information shall be provided by a Party to the other in the same format as is contained in the investigator’s brochures prepared by such Party for its Compound in each country where a Combined Therapy Study will be conducted.

1.3          “Agreement” has the meaning set forth in the preamble to this Agreement, as may be amended by the Parties from time to time in accordance with its terms.

1.4          “Applicable Law” means all applicable laws, rules and regulations (whether federal, state or local) that may be in effect from time to time and applicable to conduct under this Agreement, including (a) current Good Clinical Practices (GCP), Good Laboratory Practices (GLP) and Good Manufacturing Practices (GMP)); (b) applicable data protection and patient privacy laws and requirements (including those specified in the EU Data Protection Directive and the regulations issued under HIPAA); (c) export control and economic sanctions regulations that prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; (d) anti‑bribery and anti‑corruption laws pertaining to interactions with government agents, officials and representatives (including the United States Foreign Corrupt Practices Act); (e) laws and regulations governing payments to healthcare providers; (f) laws and requirements governing ineligibility to participate in federal, state or other healthcare programs (including debarment under 21 USC § 335a, disqualification under 21 CFR § 312.70 or § 812.119, sanctions by a Federal Health Care Program (as defined in 42 USC § 1320a‑7b(f)), including the federal Medicare or a state Medicaid program); and (g) successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing.

1.5          “Arbitration Matter” means any disputed matter that relates to or arises out of the validity, interpretation or construction of, or the compliance with or breach of, this Agreement; provided that such disputed matter has been considered, but not resolved, by the Executive Officers as set forth in Section 13.3.  For clarity, [*] (other than a dispute relating to [*]), [*], or any matter [*] shall be an Arbitration Matter.

1.6          “Bioanalysis Plan” means the bioanalysis plan for any Samples as may be contemplated by the Protocol or another subsequent written agreement between the Parties, as described in Section 8.10.

1.7          “BMS” has the meaning set forth in the preamble to this Agreement.

1.8          “BMS Compound” means (individually and collectively, where applicable) (i) Nivolumab and/or (ii) the applicable Other BMS Therapeutic, in the case where the Combined Therapy Study includes an Other BMS Therapeutic as specified in the applicable Protocol for such Combined Therapy Study.  Accordingly, as applied to any Combined Therapy Study that includes an Other BMS Therapeutic, in each provision of this Agreement where there is reference to ‘the BMS Compound’, such provision shall apply to Nivolumab and the applicable Other BMS Therapeutic, individually and collectively.  For avoidance of doubt, the BMS Compound shall not include any biosimilar version of Nivolumab or of any Other BMS Therapeutic (i.e., that is not proprietary to BMS).

1.9          “BMS Indemnitees” has the meaning set forth in Section 11.2 of this Agreement.

1.10         “BMS Independent Patent Rights” means any Patent Rights Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture, formulation or composition of matter of the BMS Compound.

1.11         “BMS Regulatory Documentation” has the meaning set forth in Section 5.1(c)(viii) of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.12          “BMS Study Data” has the meaning set forth in Section 8.2 of this Agreement.

1.13          “BMS Study Invention” means any Invention (a) specifically relating to the BMS Compound or other anti-PD-1 antibodies (including compositions of matter or formulations of the BMS Compound or other anti-PD-1 antibodies, and methods of use or manufacture of the BMS Compound or other anti-PD-1 antibodies, as a monotherapy) and not relating to the Compugen Compound or the Combined Therapy or any other therapeutic agent and/or (b) arising from the PD-L1 Expression Testing of Samples (including Inventions based on the results of PD-L1 Expression Testing of Samples) and not relating to the Compugen Compound or the Combined Therapy or any other therapeutic agent (other than the BMS Compound).

1.14          “BMS Study Patents” means any Patent Rights claiming any BMS Study Invention (and not claiming a Compugen Study Invention or Combined Therapy Invention).  A Patent containing claims claiming both (i) a BMS Study Invention and (ii) a (x) Compugen Study Invention or (y) a Combined Therapy Invention, shall be treated as a Combined Therapy Patent subject to Section 6.1(d).

1.15          “BMS Technology” means all Technology Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement related to the BMS Compound or the Combined Therapy and necessary for the conduct of the Combined Therapy Study.  For clarity, BMS Technology does not include (a) Inventions, (b) Study Data or (c) Combined Therapy Study Regulatory Documentation.

1.16          “Budget” means, with respect to each Jointly-Funded Combined Therapy Study, the final budget for the Study Costs for such particular Combined Therapy Study, as agreed to in writing by the JDC (or by the Parties in accordance with Section 2.4(c)) based on the final Protocol for such Combined Therapy Study.

1.17          “Business Day” means a day other than Friday, Saturday, Sunday or any day on which commercial banks located in New York, NY or in Tel Aviv, Israel are authorized or obligated by Applicable Law to close.

1.18          “CGEN Phase 1 Study” means the ongoing clinical trial sponsored by CGEN with protocol number CPG-01-001.

1.19          “Clinical Hold” means that (i) the FDA has issued an order to a Party pursuant to 21 CFR §312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of the Combined Therapy or such Party’s Compound in the United States or (ii) a Regulatory Authority other than the FDA has issued an equivalent order to that set forth in (i) in any other country or group of countries.

1.20          “Clinical Obligations Schedule” means, for each Combined Therapy Study, the schedule attached to the Study Plan for such Combined Therapy Study setting forth the obligations of the Parties with respect to particular activities or obligations in connection with the conduct of the applicable Combined Therapy Study.

1.21          “COM701” means Compugen’s proprietary anti-PVRIG antibody known as COM701.

1.22          “Combination Arm” means the portions of the CGEN Phase 1 Study that evaluate the Combined Therapy, as set forth in Study Plan No. 1 included in Exhibit A.

1.23          “Combined Therapy” means a therapy using both the Compugen Compound and the BMS Compound, in concomitant and/or sequenced combination, with or without another agent.

1.24          “Combined Therapy IND” has the meaning set forth in Section 2.1(f).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.25          “Combined Therapy Invention” means any Invention relating to (a) both the BMS Compound and the Compugen Compound or (b) any anti-TIGIT therapeutic agent that is not the BMS Compound.

1.26          “Combined Therapy Patent” means Patent Rights claiming any Combined Therapy Invention.

1.27          “Combined Therapy Study” or “Study” has the meaning set forth in Section 2.1(a) of this Agreement.

1.28          “Combined Therapy Study Data” has the meaning set forth in Section 8.3 of this Agreement.

1.29          “Combined Therapy Study Regulatory Documentation” means any Regulatory Documentation to be submitted for the conduct of the Combined Therapy Study, but excluding (a) any Regulatory Documentation that is Compugen Technology and (b) any Regulatory Documentation that is BMS Technology.

1.30          “Commercially Reasonable Efforts” means, with respect to a Party, the level of effort and resources normally devoted by such Party to conduct a clinical trial for a biopharmaceutical product or compound that is owned by it or to which it has rights, which is of similar market potential, profit potential or strategic value and at a similar stage in its development or product life based on conditions then prevailing.

1.31          “Compound” means, as applicable, (i) with respect to BMS, the BMS Compound and (ii) with respect to Compugen, the Compugen Compound.

1.32          “Compugen” has the meaning set forth in the preamble to this Agreement.

1.33          “Compugen Compound” means Compugen’s anti-PVRIG antibody known as COM701.  For avoidance of doubt, the Compugen Compound shall not include any biosimilar version of COM701 (i.e., that is not proprietary to Compugen).

1.34          “Compugen Dose Notice” means the date that Compugen notifies BMS in writing of, and shares the applicable summary data (including patient demographics, prior therapies, adverse events, efficacy, PK/PD information, and available biomarker data collected) with BMS related to, the recommended Compugen Compound dose intended for combination with Nivolumab for the CGEN Phase 1 Study.

1.35          “Compugen Indemnitees” has the meaning set forth in Section 11.1 of this Agreement.

1.36          “Compugen Independent Patent Rights” means any Patent Rights Controlled by Compugen (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture, formulation, or composition of matter of the Compugen Compound.

1.37          “Compugen Regulatory Documentation” has the meaning set forth in Section 5.1(b)(viii) of this Agreement.

1.38          “Compugen Study Data” has the meaning set forth in Section 8.2 of this Agreement.

1.39          “Compugen Study Invention” means any Invention (a) specifically relating to the Compugen Compound or other anti-PVRIG antibodies (including compositions of matter or formulations of the Compugen Compound or other anti-PVRIG antibodies, and methods of use or manufacture of the Compugen Compound or other anti-PVRIG antibodies, as a monotherapy) and not relating to the BMS Compound or the Combined Therapy or any other therapeutic agent and/or (b) arising from the PVRIG Inhibitor Biomarker Testing of Samples (including Inventions based on the results of PVRIG Inhibitor Biomarker Testing of Samples) and not relating to the BMS Compound or the Combined Therapy or any other therapeutic agent (other than the Compugen Compound).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.40          “Compugen Study Patents” means any Patent Rights claiming any Compugen Study Invention (and not claiming a BMS Study Invention or Combined Therapy Invention).  A Patent containing claims claiming both (i) a Compugen Study Invention and (ii) (x) a BMS Study Invention or (y) a Combined Therapy Invention, shall be treated as a Combined Therapy Patent subject to Section 6.1(d).

1.41          “Compugen Technology” means all Technology Controlled by Compugen (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement related to the Compugen Compound or the Combined Therapy and necessary for the conduct of the Combined Therapy Study.  For clarity, Compugen Technology does not include (a) Inventions, (b) Study Data or (c) Combined Therapy Study Regulatory Documentation.

1.42          “Confidential Information” has the meaning set forth in Section 9.1 of this Agreement.

1.43          “Control” or “Controlled” means, with respect to particular information or intellectual property, that the applicable Party owns or has a license to such information or intellectual property and has the ability to grant a right, license or sublicense to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.44          “Cover” means, with respect to a Patent, that, but for rights granted to a Person under such Patent, the practice by such Person of an invention described in such Patent would infringe a claim included in such Patent, or in the case of a Patent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent.  “Covered” or “Covering” shall have correlative meanings.

1.45          “CRO/Study Site List” means, for any Study, the list of Study Sites, CROs and other contractors/vendors to be used for such Study.

1.46          “Dako” means Agilent Technologies Denmark ApS (successor to Dako Denmark A/S).

1.47          “Effective Date” has the meaning set forth in the preamble to this Agreement.

1.48          “Exclusive Collaboration Period” means the period commencing on the Effective Date and ending on the earliest of:

(a)          six (6) months after Study Completion [*], if [*];

(b)          six (6) months after Study Completion [*], if [*];

(c)          twelve (12) months after Study Completion [*]; provided that upon request of either Party following [*], the Parties shall [*]; or

(d)          the effective date of termination of this Agreement pursuant to Section 12.2, Section 12.3 or Section 12.4.

1.49          “Executive Officers” means the Chief Executive Officer of Compugen (or designee of the Chief Executive Officer of Compugen) and the Chief Scientific Officer of BMS (or a designee of the Chief Scientific Officer of BMS).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.50          “FDA” means the United States Food and Drug Administration, or any successor agency having the same or similar authority.

1.51          “FTE” means the equivalent of a full-time individual’s work for a twelve (12) month period (with respect to each Jointly Funded Study, consisting of at least the total number of hours per year of dedicated efforts set forth in the Study Plan for each Jointly Funded Study).  With respect to a Jointly Funded Study, any person who devotes less than the FTE hours set forth in the applicable Study Plan per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such person on such activities, divided by the FTE hours set forth in the applicable Study Plan.  For the avoidance of doubt, no individual shall count as more than one (1) FTE for any year.  FTE activities shall not include the work of general corporate or administrative personnel.

1.52          “FTE Cost” means the applicable number of FTEs (to the extent included in the applicable Budget and actually utilized in support of the applicable Combined Therapy Study) multiplied by the FTE Rate.

1.53          “FTE Rate” means (i) with respect to each Sponsor-Funded Study, the applicable annual rate for a Party’s FTE as determined by such Party, and (ii) with respect to each Jointly-Funded Study, the applicable annual rate for an FTE at the rate set forth in the Study Plan for each Jointly-Funded Study.

1.54          “GAAP” means generally accepted accounting principles in the United States.

1.55          “Global Safety Database” means the database containing serious adverse events, serious adverse drug reactions and pregnancy reports for the BMS Compound, Compugen Compound or Combined Therapy, as applicable, and shall be the authoritative data source for regulatory reporting and responding to regulatory queries.

1.56          “Good Clinical Practices” or “GCP” means, as to the United States and the European Union, applicable good clinical practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices as then in effect in the United States or the European Union.

1.57          “Good Laboratory Practices” or “GLP” means, as to the United States and the European Union, applicable good laboratory practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, laboratory practices equivalent to good laboratory practices as then in effect in the United States or the European Union.

1.58          “Good Manufacturing Practices” or “GMP” means, as to the United States and the European Union, applicable good manufacturing practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, manufacturing practices equivalent to good manufacturing practices as then in effect in the United States or the European Union.

1.59          “HIPAA” means, collectively, the United States Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, as amended from time to time

1.60          “IND” means (a) an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States; (b) a counterpart of such an Investigational New Drug Application that is required in any other country before beginning clinical testing of a drug in humans in such country, including, for clarity, a “Clinical Trial Application” in the European Union; and (c) all supplements and amendments to any of the foregoing.

1.61          “Initiation” means first dosing of the first patient in each Combined Therapy Study.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.62          “Invention” means any invention made or conceived by or on behalf of a Party, or by or on behalf of the Parties together (including by a Third Party in the performance of the Combined Therapy Study), in the performance of the Combined Therapy Study, Statistical Analysis Plan or Bioanalysis Plan to be conducted under this Agreement.

1.63          “Jointly-Funded Combined Therapy Study” or “Jointly-Funded Study” means a Combined Therapy Study for which the Parties have agreed to share Study Costs in accordance with an applicable Budget and with each Party’s Study Cost share to be specified in the applicable Study Plan.

1.64          “Manufacture” or “Manufacturing” means manufacturing, processing, formulating, packaging, labeling, holding (including storage), and quality control testing of a Compound or the Combined Therapy, in each case so as to be suitable for use in the Combined Therapy Study under Applicable Law.

1.65          “Material Safety Issue” means a Party’s good faith belief that there is an unacceptable risk for harm in humans based upon: (i) pre‑clinical safety data, including data from animal toxicology studies or (ii) the observation of serious adverse effects in humans after the Compugen Compound or the BMS Compound, either as a single agent or in combination with another pharmaceutical agent (including as the Combined Therapy), has been administered to or taken by humans (including during the Combined Therapy Study).

1.66          “Nivolumab” means the BMS proprietary anti-PD-1 antibody known as nivolumab (which is sold as OPDIVO®).

1.67          “Ono” means Ono Pharmaceutical Co. Ltd.

1.68          “Ono-BMS Agreement” means those certain Collaboration Agreements between BMS and Ono dated as of September 20, 2011 and as of July 23, 2014, as amended from time to time, and agreements between Ono and BMS and their Affiliates relating thereto that may be in effect from time to time.

1.69          “Ono Territory” means Japan, Korea and Taiwan.

1.70          “Other BMS Therapeutic” means a BMS proprietary therapeutic agent other than Nivolumab, where such BMS proprietary therapeutic agent is specified in a Protocol for a Combined Therapy Study, and such Combined Therapy Study and applicable Combined Therapy includes the use of such other BMS proprietary therapeutic agent.  As of the Effective Date, the only Other BMS Therapeutic intended by the Parties for inclusion in a Combined Therapy Study is BMS’ anti-TIGIT antibody known as BMS-986207.

1.71          “Other Party” means, with respect to a Combined Therapy Study, the Party that is not the Sponsoring Party for such Combined Therapy Study.

1.72          “Party” or “Parties” have the meaning set forth in the preamble to this Agreement.

1.73          “Patent Rights” or “Patent” means any and all (a) United States or foreign patents; (b) United States or foreign patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon; (c) United States or foreign patents-of-addition, reissues, reexaminations (including without limitation, ex parte reexaminations, inter partes reviews, inter partes reexaminations, post grant reviews and supplemental examinations) and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, or the equivalents thereof; and (d) any other form of government-issued right substantially similar to any of the foregoing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.74          “PD-L1 Expression Testing” means the testing and analysis of patient samples to detect PD‑L1 protein or mRNA expression, including such testing using the Dako PD-L1 IHC pharmDX™ assay or the Dako 223 assay.

1.75          “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.76          “Preliminary Budget” means a preliminary Budget for the Study Costs for any Jointly-Funded Combined Therapy Study.

1.77          “PVRIG” means poliovirus receptor (PVR) related immunoglobulin domain containing.

1.78          “PVRIG Inhibitor Biomarker Testing” means the testing and analysis of patient samples as set forth in the Protocol, including, but not limited to, detection of PVRIG and/or PVRL2 expression, PVRIG receptor occupancy by COM701, or additional pharmacodynamic analyses under development, including PD-1 or TIGIT expression levels, RNA signatures corresponding to COM701 inhibitor activity, or COM701-induced changes in cytokine levels or immune cell populations. For clarity, PVRIG Inhibitor Biomarker Testing does not include any testing related to PD-L1 Expression Testing.

1.79          “Quarter” means a calendar quarter.

1.80          “Regulatory Approval” means with respect to a country, extra-national territory, province, state, or other regulatory jurisdiction, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell, manufacture, import, export or market a product in such country, state, province, or some or all of such extra-national territory or regulatory jurisdiction.

1.81          “Regulatory Authority” means the FDA or any other governmental authority outside the United States (whether national, federal, provincial and/or local) that is the counterpart to the FDA, including the European Medicines Agency for the European Union.

1.82          “Regulatory Documentation” means, with respect to the applicable Compound, submissions to Regulatory Authorities in connection with the development of such Compound, including INDs and amendments thereto, applications for Regulatory Approval and amendments thereto, drug master files, correspondence with Regulatory Authorities, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case together with applicable supporting documents (including documents with respect to clinical data).

1.83          “Restricted Third Party” means a commercial, for-profit Third Party engaged in the business of researching, developing, manufacturing or commercializing proprietary (whether owned or in-licensed) agents or compounds having prophylactic, therapeutic, palliative, diagnostic or preventative use in humans or animals, but excluding Third Parties that provide any of the foregoing pre-commercialization services for the benefit of a Party (e.g. CROs, contract laboratory service providers, contract manufacturers, study administrators, consultants, etc.).

1.84          “Right of Cross-Reference” means, with regard to a Party that is granted such rights, allowing the applicable Regulatory Authority in a country to have access (by cross-reference, incorporation by reference or otherwise) to relevant information contained in Regulatory Documentation filed with such Regulatory Authority with respect to the other Party’s Compound and/or any Combined Therapy IND, only to the extent necessary for the applicable purpose as specified in the Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.85          “Samples” means biological specimens collected from Combined Therapy Study subjects (including fresh and/or archived tumor samples, serum, peripheral blood mononuclear cells, plasma and whole blood for RNA and DNA sample isolation).

1.86          “Safety Information” means all serious and unexpected suspected adverse reactions (SUSARs), serious adverse events, serious adverse drug reactions, and other clinically relevant adverse events, safety and toxicity findings, in each case, with respect to a Compound (whether administered alone or in combination with other pharmaceutical agents).

1.87          “Sponsoring Party” means, for each Combined Therapy Study, the sponsor of such Combined Therapy Study as the term “sponsor” is defined in 21 CFR. 312.3(b) or any applicable comparable regulation issued by a Regulatory Authority outside the United States.  The Sponsoring Party for each such Combined Therapy Study shall be set forth in the Study Plan for such Combined Therapy Study.

1.88          “Sponsor-Funded Study” means a Study that is funded solely by the Sponsoring Party (except for supply of the Other Party’s Compound by the Other Party at its sole expense).

1.89          “Statistical Analysis Plan” means the agreed-upon (at the JDC) set of analyses of the Study Data for each Combined Therapy Study conducted hereunder and shall include all analyses of the Combined Therapy in such Combined Therapy Study as specified in the Protocol.  The Statistical Analysis Plan shall be set forth in a Statistical Analysis Plan document in accordance with Section 2.1(b).

1.90          “Study” has the meaning set forth in Section 2.1(a).

1.91          “Study Completion” means [*].

1.92          “Study Plan” means, for each Combined Therapy Study, the summary plan substantially in the form of Exhibit C, that is (a) agreed-to, completed, and entered into by the Parties and included in Exhibit A for the Initial Studies and (b) included in Exhibit C for any subsequent Combined Therapy Studies.

1.93          “Study Site” means any of the clinical trial sites used for the Combined Therapy Study with such Study Site being selected as set forth in Section 2.1(e).

1.94          “Technology” means information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results not generally known to the public (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, whether or not patentable, in written, electronic or any other form now known or hereafter developed, materials, data and results, including Regulatory Documentation.

1.95          “Third Party” means any Person or entity other than Compugen and BMS and their respective Affiliates.

1.96          “Third Party License Payments” means any payments (e.g., upfront payments, milestones, royalties) due to any Third Party under license agreements or other written agreements granting rights to intellectual property owned or controlled by such Third Party to the applicable Party, to the extent that such rights are necessary for the making, using or importing of a Party’s Compound for the conduct of the Combined Therapy Study or for the conduct of the Combined Therapy Study.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          Additional Definitions.  In addition to those terms defined above, definitions for each of the following terms are found in the body of this Agreement as indicated below.

Defined Terms	Section
Alliance Manager	2.7
Breaching Party	12.2(a)
CDA	9.1
Clinical Operations Sub-Team	2.5(b)
Co-Chair	2.3
CRF	2.1(d)
CRO	2.6
CRO Agreement	2.1(e)
Cure Period	12.2(a)
Dispute	13.3(a)
ICF	2.1(d)
Indemnify	11.1
Infringement	6.3(a)
Initial Studies	2.1(a)
IRB	2.6
JDC or Joint Development Committee	2.3
JDC Dispute	2.8
Joint Inventions	6.1(e)
Joint Patents	6.1(c)(ii)
Losses	11.1
Monotherapy Arm	8.11
Monotherapy Study Data	8.11(a)
Non-Breaching Party	12.2(a)
Non-Prosecuting Party	6.1(c)(ii)
Officials	10.9
Operational Matters	2.6
Other Inventions	6.1(e)
Participate	Exhibit E(b)
Payment	10.9
Pharmacovigilance Agreement	2.2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Defined Terms	Section
POTV	9.6
Prior CRO Agreement	2.1(e)
Prior Study Agreement	2.1(d)
Proposing Party	Exhibit E(b)
Prosecuting Party	6.1(c)(ii)
Protocol	2.1(b)
Publication Dispute	9.5(c)
Results	9.5(c)
Study Costs	7.1(c)
Site Agreement	2.1(d)
Study Data	8.1
Study Documentation	2.8(b)
Subsequent Study	Exhibit E(b)
Sunshine Laws	9.6
Supply and Quality Documentation	4.3
Term	12.1
Third Party Claim	11.1
Triple Study	2.1(a)
Ventana	8.5(c)(ii)

ARTICLE 2

CONDUCT OF COMBINED THERAPY STUDY; GOVERNANCE

2.1          Protocol; Governance.

(a)          Overview.  BMS and Compugen shall collaborate under the terms and conditions of this Agreement to conduct one or more clinical studies of the Combined Therapy in subjects with certain tumor types as described in the applicable Protocol and conducted subject to and in accordance with the terms and conditions of the Agreement.  Each such clinical study is referred to herein as a “Combined Therapy Study” or “Study”; provided that with respect to the CGEN Phase 1 Study, only the Combination Arm and no other portion of the CGEN Phase 1 Study will be included in the definitions of Study, Initial Studies and Combined Therapy Study.

As of the Effective Date, (i) the Parties agree to perform each Combined Therapy Study as described by the Study Plan(s) that are included in Exhibit A hereto (the “Initial Studies”) and (ii) the Parties may include, as a Combined Therapy Study, a clinical study of the Compugen Compound, Nivolumab and BMS’ anti-TIGIT antibody known as BMS-986207 (the “Triple Study”).  Specific details for the Triple Study will be determined by the JDC.  For each additional Combined Therapy Study that the Parties desire to conduct under this Agreement, the JDC shall establish and approve in writing a Study Plan.  Each such subsequent Study Plan shall be sequentially numbered, signed by each Party’s JDC Co-Chair or such other person as a Party may authorize, and upon being fully signed shall be incorporated into and made a part of this Agreement and shall be deemed to be included in Exhibit C as an attachment to this Agreement.  In addition, for any Combined Therapy Study that includes any therapeutic agent or therapy that is not the Compugen Compound or a BMS Compound, the Parties will amend this Agreement to address the Parties’ rights and obligations with respect to Inventions and other applicable terms, as applied to such Combined Therapy Study.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Each Combined Therapy Study shall be conducted in accordance with the applicable Protocol for such Combined Therapy Study (including any Protocol amendment agreed to by the JDC).  The Clinical Obligations Schedule shall stipulate, with respect to each particular activity, which Party is responsible for such activity.  For clarity, the Party designated as the Sponsoring Party for obtaining all approvals and clearances (including regulatory and IRB approvals and customs clearances) for the conduct of the applicable Combined Therapy Study shall have the responsibility for doing so.  The terms and conditions of this Agreement apply to each Combined Therapy Study conducted pursuant to this Agreement.  Accordingly, in each provision of this Agreement where there is reference to “the Combined Therapy Study”, such provision shall apply to each and every Combined Therapy Study undertaken by the Parties pursuant to this Agreement.  Any changes to the Study Plan shall be made by a written amendment to the Study Plan signed by each Party’s JDC Co-Chair or such other person as a Party may authorize.

(b)          Protocol; Statistical Analysis Plan.  Each Combined Therapy Study shall be conducted in accordance with a protocol (including a corresponding protocol synopsis) (the “Protocol”) to be mutually agreed upon by the Parties through the JDC.  The Study Plan for a Combined Therapy Study shall include an initial summary of the Protocol, and the Protocol shall be based upon such summary.  The Parties will also agree (through the JDC) prior to the Initiation of the Combined Therapy Study on the statistical analysis section of the Protocol for the Combined Therapy Study. The number of patients to be included in the Combined Therapy Study and Sample requirements will be set forth in the Protocol. The Statistical Analysis Plan document for the Combined Therapy Study will be agreed to by the JDC upon finalization by the JDC of the template CRF.  The medical monitors appointed by each Party for the Combined Therapy Study shall have the authority to approve administrative or other non-substantive changes to the Protocol, provided that such medical monitors mutually agree to such changes in writing.

(c)          Study Site and CRO Selection.  The Study Sites, CROs and other contractor/vendors that may be used by the Sponsoring Party to conduct the Combined Therapy Study shall be selected by the Sponsoring Party as follows: (i) with respect to the Initial Studies, from the CRO/Study Site List included in the Study Plan in Exhibit A, (ii) with respect to a Jointly-Funded Study, from the CRO/Study Site List approved by the JDC as described in Section 2.4, and (iii) with respect to a Sponsor-Funded Study other than the Initial Studies, as selected by the Sponsoring Party with input from the Other Party.  The Sponsoring Party shall have the authority to select the final Study Sites, CROs and contractor/vendors from the CRO/Study Site List based on its feasibility analysis.

(d)          ICF, Case Report Forms and Site Agreement Templates.  BMS and Compugen will create an agreed upon (through the JDC) template informed consent form (“ICF”) and template case report form (“CRF”) for each Combined Therapy Study and a template Study Site agreement (“Site Agreement”); provided that ICFs, CRFs and Site Agreements for the CGEN Phase 1 Study will be those entered into or finalized by Compugen prior to the Effective Date for the CGEN Phase 1 Study (the “Prior Study Agreements”) as disclosed to BMS as set forth in Section 10.12.  The Sponsoring Party shall have the authority to modify the template ICF, CRF and template Site Agreement (or amend any Prior Study Agreement) based on its negotiations with Study Sites, provided there are no substantive changes relative to, and the ICF and Site Agreement remains otherwise generally consistent with, the original template (or the Prior Study Agreement), and provided the ICF shall: (i) include risks and discomforts associated with Compound(s) of the Other Party substantially similar to those identified in the safety information made available by the Other Party; and (ii) include consent from the Study patients to collect and use the Samples for research and development of the BMS Compound, the Compugen Compound and the Combined Therapy and for performing the PVRIG Inhibitor Biomarker Testing and the PD-L1 Expression Testing, and that the patient waives any rights he/she may have to such Samples after collection.   Without limiting the foregoing, neither Party, in its capacity as the Sponsoring Party, shall, without the prior written approval of the JDC, make changes to the template ICF and template Site Agreement (or any Prior Study Agreement) based on its negotiation with the Study Sites where such changes (A) impose a new obligation, whether direct, indirect or contingent, upon the Other Party, (B) confer a benefit upon Sponsoring Party that is not also conferred upon the Other Party or (C) relate to use of Samples, other than for the performance of the PVRIG Inhibitor Biomarker Testing and the PD-L1 Expression Testing, or to the information to be disclosed in the form ICF or under the Site Agreement regarding the Other Party’s Compound.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)          CRO Agreements.  The Sponsoring Party will be responsible for drafting, negotiating and entering into agreements and any amendments thereto with any CROs used for the conduct of the Combined Therapy Study (each being a “CRO Agreement”); provided that the CRO Agreements for the CGEN Phase 1 Study shall include the Prior CRO Agreements as disclosed to BMS as set forth in Section 10.12.  Except as the Parties otherwise agree in writing through the JDC, each CRO Agreement (i) shall be subordinate to and consistent with the terms and conditions of this Agreement, and shall not limit the Sponsoring Party’s ability to fully perform all of its obligations under this Agreement or the Other Party’s rights under this Agreement (including the Other Party’s rights with respect to the Study Data and Patents claiming Inventions from the work conducted by the CRO under the CRO Agreement), (ii) shall not adversely affect the Technology or Compound of the Other Party (i.e., the BMS Technology or BMS Compound, or as the case may be, the Compugen Technology or Compugen Compound) or impose a new obligation, whether direct, indirect or contingent, upon the Other Party, (iii) shall not limit the Other Party’s rights with respect to the use of Samples in accordance with the applicable JDC-approved ICFs and (iv) shall not confer a benefit upon the Sponsoring Party that is not also conferred upon the Other Party. For clarity, the Parties agree that under a CRO Agreement or Site Agreement the Sponsoring Party may have certain access to the Study Data that the Other Party does not have, and such disparity will not be considered a benefit conferred in violation of this Section 2.1(e) or 2.1(d), so long as the Sponsoring Party provides the Other Party with access to the Study Data as provided in this Agreement.  The Sponsoring Party shall provide the Other Party (through the JDC) with a copy of each executed CRO Agreement and any amendments thereto.  Notwithstanding the foregoing, BMS acknowledges that Compugen has entered into the CRO Agreements for the CGEN Phase 1 Study prior to the Effective Date (the “Prior CRO Agreements”), which Prior CRO Agreements will be deemed compliant with this Section 2.1(e).  For clarity, any amendments to the Prior CRO Agreements entered into on or after the Effective Date shall be consistent with clauses (i)-(iv) of this Section 2.1(e).

(f)          IND.  The Sponsoring Party (as specified in the Study Plan for each Combined Therapy Study) shall hold the IND for each Combined Therapy Study.  Each Combined Therapy Study shall be conducted under either an existing BMS IND or Compugen IND as set forth in the Study Plan or, if required by Regulatory Authorities, a new combination IND (such combination IND being the “Combined Therapy IND”).  Each Party shall provide a Right of Cross-Reference to its existing respective IND(s) as necessary to allow the Combined Therapy Study to be conducted under the respective INDs or if required by Regulatory Authorities, the Combined Therapy IND.  For the avoidance of doubt, each Party shall be responsible for (i) drafting and updating as necessary the investigator’s brochure for its respective Compound (or in the case where a new Combined Therapy investigator’s brochure is required, the Parties shall be jointly responsible for drafting and updating such Combined Therapy investigator’s brochure as necessary) and (ii) filing all necessary Regulatory Documentation to the existing IND for its respective Compound, including, but not limited to, the submission to such existing IND of serious adverse event and adverse drug reaction cases emerging from the Combined Therapy Study.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)          Safety Evaluation.  Each Party shall provide the following information with respect to its Compound: (i) the latest investigator’s brochure and annual updates (with such updates to be provided within five (5) Business Days after being finalized), (ii) list of ongoing clinical studies, (iii) Aggregate Safety Information that emerge from all other clinical trials of the Party’s Compound within five (5) Business Days after general distribution within such Party; (iv) prompt notice of any material safety interactions with any Regulatory Authority and the substance thereof regarding any clinical trials of the Party’s Compound during the term of this Agreement; (v) a summary of all new clinically relevant toxicology study data on the Party’s Compound within five (5) Business Days after generation of such summary within such Party; (vi) safety analyses for the Combined Therapy Study in accordance with the applicable Statistical Analysis Plan and (vii) such other safety data as set forth in the Pharmacovigilance Agreement.  Except as permitted under Section 8.5(c)(v) and 8.6(c)(v), each Party shall use any such information provided by the other Party pursuant to this Section 2.1(g) solely to evaluate the safety of the Combined Therapy and the Compounds for use in the Combined Therapy Study.

2.2          Safety Data Exchange.  The Parties shall use diligent efforts to define and finalize the processes the Parties shall employ to protect patients and promote their well-being in connection with the use of the Combined Therapy, and to execute a written pharmacovigilance agreement (the “Pharmacovigilance Agreement”) within ninety (90) days after the Effective Date of this Agreement or sooner as practicable and agreed to by the Parties, and prior to the first dosing of the first study patient in any new clinical trial subject to this Agreement.  Such Pharmacovigilance Agreement shall (a) provide that Compugen shall hold and be responsible for the maintenance of the Global Safety Database for the Compugen Compound and that BMS shall hold and be responsible for the maintenance of the Global Safety Database for the BMS Compound, (b) provide that the Sponsoring Party for the applicable Combined Therapy Study shall be responsible for the safety reporting for the applicable Combined Therapy and shall lead all pharmacovigilance activities for the applicable Combined Therapy and (c) include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of the Combined Therapy.  Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to government authorities.  Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonization (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements or Applicable Law, in which case local reporting requirements or Applicable Law shall prevail.  In the event of a conflict between the terms this Agreement and the terms of Pharmacovigilance Agreement, the Pharmacovigilance Agreement shall supersede to the extent related to pharmacovigilance matters associated with the Combined Therapy Study and the terms of this Agreement control with respect to any other matters.  In the event that this Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure that any outstanding pharmacovigilance reporting obligations are fulfilled.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3          Joint Development Committee.  Promptly after the Effective Date, the Parties shall form a Joint Development Committee (the “JDC”) to oversee the Combined Therapy Studies conducted under this Agreement.  The JDC shall consist of [*].  Each Party shall be responsible for determining the qualifications and substitutions of its JDC members.  It is anticipated that each Party’s representatives may include experts in clinical development, patient safety and regulatory affairs.  The JDC shall be co-chaired with one co-chairperson designated by each Party (each, a “Co-Chair”).  The JDC shall meet on a Quarterly basis, or more or less frequently as the JDC agrees (and it may appoint subteams to meet more frequently), provided that either Party through its Co-Chair may request a meeting of the JDC (or the Co-Chairs only) at any time upon [*] notice to the other Party, with the understanding that the other Party will use reasonable efforts to comply with such request but such other Party will not be in breach of this Agreement in the event that it is unable to comply with such request but is using reasonable efforts to conduct a JDC meeting as promptly as practicable.  Upon request by either Party, such meetings will be held by audio or video teleconference, provided that face-to-face meetings shall occur at least semi-annually.  No fewer than [*] prior to each meeting, and in any event as soon as reasonably practicable, each Party shall use good faith efforts to disclose to the other Party any proposed agenda items together with appropriate supporting information.  The Co-Chairs shall alternate responsibility for preparing and circulating the final agendas for, and the definitive minutes of each meeting of the JDC, and may conduct such activities through their designees.  Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting, a list of material actions and decisions made by the JDC, a list of action items made by the JDC and a list of material issues not resolved by the JDC.  The JDC Co-Chair who drafts the minutes (or his or her designee) shall provide the other Co-Chair and each Party’s Alliance Managers with the initial draft meeting minutes, who shall return the draft with any proposed changes, and this process shall be repeated until a final version of the meeting minutes is agreed upon and signed (or acknowledged as final via email) by each of the Co-Chairs.  The Parties shall reasonably cooperate to complete and agree upon a final version of meeting minutes within [*] from the date of the relevant meeting.  The final version of the meeting minutes shall be signed (or acknowledged as final via email) by the two Co-Chairs, and each Party shall be provided with a copy of the final version of the meeting minutes for its safekeeping.  To the extent relevant to the agenda, a reasonable number of additional representatives of a Party may attend meetings of the JDC in advisory capacity with the prior written consent of the other Party.  All representatives to the JDC or attending JDC meetings shall be subject to confidentiality and nonuse restrictions at least as restrictive as those set forth herein.

2.4          Responsibilities of the Joint Development Committee.  Each Party shall keep the JDC informed about activities performed by that Party hereunder.  Except as otherwise provided in the last sentence of this Section 2.4 with respect to Sponsor-Funded Studies, the JDC shall be responsible for the following with respect to each Combined Therapy Study, and for clarity will have no authority with respect to any aspect of the following relating solely to the Monotherapy Arm of the CGEN Phase 1 Study:

(a)          establishing and approving each Study Plan, including any amendments to such Study Plan, in accordance with Section 2.1(a);

(b)          overseeing the activities of the Parties with respect to a Combined Therapy Study, and providing a forum for the Parties to discuss, monitor and coordinate all activities and communications regarding the Combined Therapy Study;

(c)          approving a Budget for the Study Costs in connection with Jointly-Funded Studies (or any changes to the Budget), provided that if the proposed total Budget amount (or any proposed changes to the Budget) exceeds [*] of the applicable Preliminary Budget, such Budget (or changes to the Budget) must be expressly approved in writing by authorized representatives of each Party;

(d)          reviewing the progress of each Combined Therapy Study, and reviewing the strategy for and results of medical monitoring and site audits;

(e)          reviewing and approving the Protocol and any proposed amendments to the Protocol (including any changes in the dosage and/or dosage regimen for the BMS Compound and/or Compugen Compound (and/or other therapeutic agent or therapy, as applicable), and amendments that have an impact on the Budget, timelines, patient safety and any changes to the study design, dosage or administration of Compound, collection of patient samples or indications to be explored) (with such review to be completed within [*] following presentation of the proposed amendment to the JDC for review);

(f)          approving any immunogenicity analysis for the Combined Therapy, including the protocol and entity to do the analysis;

(g)         approving the Bioanalysis Plan and any amendments to the Bioanalysis Plan;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)          reviewing substantive proposed communication strategies and substantive communications with any Regulatory Authority regarding the conduct of the Combined Therapy Study and, to the extent they are inconsistent with the Protocol, approving such proposed communications and communication strategies (with such review to be completed within [*] of such proposed communication strategies and communications being presented to the JDC for review);

(i)          approving any IND, or IND amendment, submitted for the Combined Therapy Study after the Effective Date, as well as reviewing substantive submissions (with the reporting of Safety Information from the Combined Therapy Study being subject to the Pharmacovigilance Agreement (e.g. SAE reports and Investigator Notification Letters)) to any such IND in accordance with Article 5 and, to the extent they are inconsistent with the Protocol, approving such submissions (with such review to be completed within [*] of such IND and submissions being presented to the JDC for review);

(j)          reviewing any substantive Combined Therapy Study Regulatory Documentation, or portions thereof, that relate to the Combined Therapy, in accordance with Article 5, and, to the extent they are inconsistent with the Protocol, approving such Combined Therapy Study Regulatory Documentation, or portions thereof (with such review to be completed within [*] of such proposed Combined Therapy Study Regulatory Documentation being presented to the JDC for review);

(k)          reviewing and approving any substantive communications (with the reporting of Safety Information from the Combined Therapy Study being subject to the Pharmacovigilance Agreement) to Study Sites or IRBs relating to patient safety or termination/cessation of the Combined Therapy Study (with such review to be completed within [*] of such proposed communication being presented to the JDC for review, provided that if time is of the essence to protect patient safety, the medical monitors appointed by each Party shall have the authority to develop and enact a strategy for disseminating information to IRBs within [*] without JDC approval);

(l)          appointing working teams that will hold telephone discussions at a mutually agreed-upon reasonable frequency to review clinical development, patient safety and regulatory issues that arise in the course of the Combined Therapy Study;

(m)          determining the quantities of Compugen Compound and BMS Compound (and, as applicable, another therapeutic agent or therapy), and any co-medications, necessary for the Combined Therapy Study and coordinating the supply of such quantities by the respective Party in accordance with Article 4;

(n)          reviewing and approving, in advance, any and all proposed amendments to the Statistical Analysis Plan, including additional analyses of the Study Data proposed to be conducted by either Party that are not included in the Statistical Analysis Plan, with such review to be completed within [*] following such proposed additional analyses being presented to the JDC for review;

(o)          reviewing and approving use of any Samples beyond the Bioanalysis Plan, in accordance with Section 8.9, so long as the JDC remains in force and effect;

(p)          approving the CRO/Study Site List for Jointly-Funded Studies in accordance with Section 2.1(c), with such approval to be completed within [*] after presentation of the list or proposed changes thereto to the JDC for review, and where such approval by the JDC shall not be unreasonably withheld (it being understood that the JDC does not have the right to approve the CRO/Study Site List for any Sponsor-Funded Study);

(q)          subject to Section 2.1(d), reviewing and approving the template ICF, template CRF and template Site Agreement to be used in the Combined Therapy Study (with such review to be completed within [*] following Compugen providing to the JDC a draft of the applicable template for review);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(r)          approving the final clinical study report (and final statistical analysis in accordance with the Statistical Analysis Plan) for the Combined Therapy Study;

(s)          reviewing and approving a plan for the periodic sharing of Study Data among the Parties as described in Section 5.1(a)(xv);

(t)          reviewing and approving a joint publication plan for Combined Therapy Studies, as described in Section 9.5; and

(u)          discussing any other topics or issues relating to the Combined Therapy Study that either Party requests that cannot be resolved by any JDC subteam.

The JDC may delegate its responsibilities with respect to specific matters to JDC subteams.  With respect to the amendments, communications, submissions and other activities as set forth above that are non‑substantive matters, the Sponsoring Party will keep the Other Party informed and updated (through the medical monitor and other designees of the JDC) in a timely manner, so that if the Other Party has any concerns or disagreements regarding such matters, the matter can be escalated to the JDC for review.  The Parties agree that the JDC has the sole right to approve any matters that specifically require JDC approval under this Section 2.4, and neither Party will have final decision-making authority with respect to those matters. Notwithstanding the foregoing, the specific responsibilities and authority granted to the JDC may be circumscribed with respect to specific Sponsor-Funded Studies, as described in a Study Plan for such Studies.

2.5          Joint Development Committee Authority and Decision-Making.

(a)          The JDC shall take action by unanimous consent, with each Party having a single vote, irrespective of the number of its representatives actually in attendance at a meeting.  In the absence of a formal meeting, the Co-Chairs shall have decision-making authority for the JDC.  In the case where the Co-Chair for a Party is not available, the Co-Chair may designate another JDC member (e.g. medical monitor) as having decision-making authority for the JDC for such Party.  All decisions and approvals of the JDC shall be made, with acknowledgement of both Parties, in writing (such as by email exchange).  Disputes at the JDC will be resolved in accordance with Section 2.8.

(b)          The JDC shall create a sub-team consisting of an equal number of representatives from each Party with appropriate functional area expertise to review and discuss substantive clinical operations issues related to Site Agreements, the CRO/Study Site List, ICFs and CRFs that arise in the course of the Combined Therapy Study (the “Clinical Operations Sub-Team”).  The Clinical Operations Sub-Team will hold telephone discussions at mutually agreed-upon times to discuss any substantive issues and will use reasonable efforts to reach a mutually agreeable resolution as expeditiously as possible.  The Clinical Operations Sub-Team, if mutually aligned (as acknowledged in writing by Clinical Operations Sub-Team representatives of both Parties, such as by email exchange), shall have the authority to approve substantive changes regarding an issue and will provide its decision to the Sponsoring Party.

(c)          The JDC shall have the right to make only those determinations expressly enumerated as decisions of the JDC in this Agreement or as otherwise specified in a Study Plan for a Sponsor-Funded Study.  Such JDC determinations will be documented in the written minutes of the JDC signed or acknowledged as final via email by the JDC Co-Chairs.

(d)          In this Agreement where it is specified that review by the JDC is required, such review may be accomplished for a Party by a subgroup of one or more of the JDC members for such Party, or any subteam or other employees for such Party designated by the Co-Chair for such Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)          In this Agreement where it is specified that documentation or other information is to be presented to the JDC, such documentation or other information shall be deemed to be presented to the JDC upon presentation to both Co-Chairs.

(f)          Notwithstanding anything to the contrary in this Agreement, the JDC will have no power to amend this Agreement, the Pharmacovigilance Agreement or the Supply and Quality Documentation.

2.6          Operational Authority of Sponsoring Party Generally.  The Sponsoring Party, as designated in the Clinical Obligations Schedule of the Study Plan for each Combined Therapy Study, shall, subject to the oversight of the JDC as provided in Sections 2.3 and 2.4, the terms of the Protocol and the terms and conditions of this Agreement: (i) manage and be primarily responsible for conducting the Combined Therapy Study; (ii) be responsible for regulatory interactions with respect to the Combined Therapy Study; and (iii) be responsible for the following with respect to the Combined Therapy Study: (1) the selection (consistent with Section 2.1(c)) and management of the Study Sites (including budget negotiations with vendors, timelines and contingency planning), (2) conducting clinical study start-up activities (including engaging the CRO(s), communicating with and obtaining approval from institutional review boards (each an “IRB”) and/or ethics committees, as applicable, and drafting for JDC approval the template ICF and CRF for the Combined Therapy Study), (3) subject recruitment and retention activities, (4) ongoing site monitoring and quality assurance audits, (5) subject to the terms of the Pharmacovigilance Agreement, management of safety reporting by contract research organizations (each, a “CRO”) and clinical Study Sites, (6) ongoing medical monitoring, (7) management, monitoring and audits of CROs in connection with each CRO Agreement, and (8) inquiries from clinical study subjects ((1)-(8), collectively, the “Operational Matters”).  The JDC shall set up a mechanism for the Other Party or a working team of the JDC to be informed and updated on a periodic basis (including via JDC meetings) regarding Operational Matters, so that if the Other Party has any concerns or disagreements regarding same, the matter can be escalated to the JDC for review.  The Sponsoring Party shall provide the Other Party with access to the Study Data in accordance with Section 5.1(a)(xv) and other applicable terms and conditions of this Agreement.

2.7          Alliance Managers.  Each of the Parties will appoint an appropriate member of its staff to act as its Alliance Manager (each, an “Alliance Manager”).  The role of the Alliance Manager is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties.  The Alliance Managers will attend all meetings of the JDC and support the JDC in the discharge of its responsibilities.  An Alliance Manager may bring any matter concerning a Party's performance under this Agreement to the attention of the JDC if the Alliance Manager reasonably believes that such attention is warranted.  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager.  Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JDC.  Each Alliance Manager also will:

(a)          be the point of first referral in all matters of dispute resolution in accordance with Section 13.3;

(b)          provide a point of communication both internally within the Parties’ organizations and between the Parties regarding the Combined Therapy Study;

(c)          assist in coordinating any collaborative efforts under this Agreement, if any, and any external communications; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)          take responsibility for ensuring that JDC activities, such as the conduct of required JDC meetings, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed.

2.8          JDC Dispute Resolution.  The representatives of the JDC shall attempt in good faith to reach consensus on all matters properly brought before the JDC.    If, after a good faith, reasonable and open discussion among the members of the JDC and the Alliance Managers, the JDC is unable to agree on a matter that has been properly before it for a period of [*] and that calls for a decision, either Party may refer the dispute (a “JDC Dispute”) to the Executive Officers for resolution.  If the Executive Officers are unable to reach a resolution within [*] of such referral, then:

(a)           if such JDC Dispute concerns [*], then [*];

(b)           if such JDC Dispute [*] and relates to [*] or to [*], [*] on the matter and [*]; and

(c)          if such JDC Dispute concerns [*], then [*] unless and until the Parties resolve such JDC Dispute; provided that if such matter is not resolved prior to the date that is [*] after the Effective Date, then either Party may terminate this Agreement within [*] after such [*] period.

ARTICLE 3

LICENSE GRANTS

3.1          Grants by BMS.

(a)          BMS hereby grants, and shall cause its Affiliates to grant, to Compugen and Compugen’s Affiliates a non-exclusive, worldwide (other than within the Ono Territory), non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the BMS Independent Patent Rights, BMS Technology and BMS Regulatory Documentation to use the BMS Compound in research and development, solely to the extent necessary to conduct the Combined Therapy Studies subject to and in accordance with the terms and conditions of this Agreement.

(b)          BMS hereby grants, and shall cause its Affiliates to grant, to Compugen and Compugen’s Affiliates a non-exclusive, worldwide (other than within the Ono Territory), sublicensable (through multiple tiers of sublicensees), irrevocable, royalty-free license under the BMS Independent Patent Rights, BMS Technology and BMS Regulatory Documentation to seek Regulatory Approval of the Compugen Compound, and, upon any such Regulatory Approval, to market and promote the Compugen Compound solely for use in a Combined Therapy in any manner that is consistent with the Regulatory Approval for the Compugen Compound.  The right granted under this Section 3.1(b) includes a Right of Cross-Reference to the relevant BMS Regulatory Documentation solely to the extent necessary and solely for the purpose to obtain Regulatory Approval outside the Ono Territory for the Compugen Compound for use in a Combined Therapy based upon a Combined Therapy Study (which right shall survive any expiration or termination of this Agreement).  In such case, BMS shall reasonably cooperate with Compugen and make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference.  For avoidance of doubt, (A) no rights are granted under this Section 3.1(b) for the Ono Territory, (B) no rights are granted except for use of the Compugen Compound in a Combined Therapy (i.e., use of the Compugen Compound in combination with the BMS Compound), with no rights being granted for the use of any other compound or therapeutic agent other than the Compugen Compound as part of a combination with the BMS Compound and (C) no rights are granted with respect to the BMS Compound as a monotherapy or in combination with any other compound or therapeutic agent.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2          Grants by Compugen.

(a)          Compugen hereby grants, and shall cause its Affiliates to grant, to BMS and BMS’ Affiliates a non-exclusive, worldwide (other than within the Ono Territory), non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the Compugen Independent Patent Rights, Compugen Technology and Compugen Regulatory Documentation to use the Compugen Compound in research and development, solely to the extent necessary to conduct the Combined Therapy Studies subject to and in accordance with the terms and conditions of this Agreement.

(b)          Compugen hereby grants, and shall cause its Affiliates to grant, to BMS and BMS’ Affiliates a non-exclusive, worldwide (other than within the Ono Territory), sublicensable (through multiple tiers of sublicensees), irrevocable, royalty-free license under the Compugen Independent Patent Rights, Compugen Technology and Compugen Regulatory Documentation to seek Regulatory Approval of the BMS Compound, and, upon any such Regulatory Approval, to market and promote the BMS Compound solely for use in a Combined Therapy in any manner that is consistent with the Regulatory Approval for the BMS Compound.  The right granted under this Section 3.2(b) includes a Right of Cross-Reference to the relevant Compugen Regulatory Documentation solely to the extent necessary and solely for the purpose to obtain Regulatory Approval outside the Ono Territory for the BMS Compound for use in a Combined Therapy based upon a Combined Therapy Study (which right shall survive any expiration or termination of this Agreement).  In such case, Compugen shall reasonably cooperate with BMS and make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference.  For avoidance of doubt, (A) no rights are granted under this Section 3.2(b) for the Ono Territory, (B) no rights are granted except for use of the BMS Compound in a Combined Therapy (i.e., use of the BMS Compound in combination with the Compugen Compound), with no rights being granted for the use of any other compound or therapeutic agent other than the BMS Compound as part of a combination with the Compugen Compound and (C) no rights are granted with respect to the Compugen Compound as a monotherapy or in combination with any other compound or therapeutic agent.

3.3          Sublicensing.

(a)          Each Party shall have the right to grant sublicenses under the licenses granted to it under Section 3.1(a) and 3.2(a) to Affiliates and, if required for a Third Party to perform its duties (to the extent permitted under the terms and conditions of this Agreement), to Third Parties, solely as necessary to assist a Party in carrying out its responsibilities with respect to the Combined Therapy Study. For the avoidance of doubt, neither BMS nor any of its Affiliates or sublicensees will have the right to grant Ono any sublicenses, within the OnoTerritory, under the licenses granted to it under Section 3.2.

(b)          With regard to any such sublicenses under Section 3.1(a) and 3.2(a) permitted and made under this Agreement, (i) such sublicensees, except Affiliates (so long as they remain Affiliates of a Party), shall be subject to written agreements that bind such sublicensees to obligations that are consistent with a Party’s obligations under this Agreement including, but not limited to, confidentiality and non-use provisions similar to those set forth in Sections 8.2, 8.3, 8.4, 8.5, 8.6 and 8.7 and Article 9, and provisions regarding intellectual property that ensure that the Parties will have the rights provided under this Agreement to any intellectual property created by such sublicensee, (ii) each Party shall provide written notice to the other of any such sublicense (and obtain written approval for sublicenses to Third Parties not contemplated by the Protocol for the Combined Therapy Study or otherwise permitted under this Agreement) and (iii) the licensing Party shall remain liable for all actions of its sublicensees.  For clarity, any agreements with CROs and other contractor/vendors, and Site Agreements and CRO Agreements shall be subject to the provisions of Section 2.1 (and not this Section 3.3(b)).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.4          Rights for Combined Therapy Patents.  The rights of the Parties with respect to the Combined Therapy Inventions and Combined Therapy Patents are set forth in Article 6.

3.5          Use of Study Data and Samples.  The rights of the Parties with respect to the use and disclosure of the Study Data and the use of Samples are set forth in Article 8.

3.6          No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any intellectual property of the other Party, including Confidential Information disclosed to it under this Agreement or under any Patent Rights Controlled by the other Party or its Affiliates.  Except for the licenses granted under Section 3.1 and 3.2, nothing in the Agreement is intended or shall be construed as granting either Party any right or license, expressly or impliedly, to make, have made, use, sell, offer for sale or import the other Party’s Compound.

3.7          Exclusivity, Access to Information and Exclusive Negotiation Period.  To maximize focus, value and efficiencies in the collaboration contemplated by this Agreement and avoid intellectual property conflicts and other issues from related transactions with Third Parties, Compugen and BMS hereby agree to the exclusivity, access to information and right of first negotiation provisions set forth on Exhibit D hereto.

ARTICLE 4

          MANUFACTURE AND SUPPLY OF COMPOUNDS

4.1          Compugen Compound.

(a)          Manufacture and Supply.  Compugen shall Manufacture or have Manufactured the Compugen Compound and shall supply, or cause to be supplied, the Compugen Compound for the conduct of the Combined Therapy Study (including for any dosing pursuant to Section 12.5).  If BMS is the Sponsoring Party, Compugen shall supply the Compugen Compound in unlabeled vials, and BMS will be responsible for labeling such vials.  The cost of Manufacture and supply (including shipping, taxes and duty, if applicable) of Compugen Compound for the Combined Therapy Study (excluding the cost of labeling conducted by BMS, if applicable) shall be borne solely by Compugen.  Compugen shall bear the risk of loss for the Compugen Compound, except that in the case where BMS is the Sponsoring Party, Compugen shall bear the risk of loss for the Compugen Compound until delivery DAP (INCOTERMS 2010) to BMS’, or its designee’s, location, and risk of loss for such Compugen Compound shall then transfer from Compugen to BMS upon such delivery.  The Compugen Compound shall be Manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the Compugen Compound used by Compugen for its other clinical trials of the Compugen Compound.  Compugen shall deliver to BMS any documents specified in the Supply and Quality Documentation, including such documentation as is necessary to allow BMS to compare the Compugen Compound certificate of analysis to the Compugen Compound specifications.  The Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to the Compugen Compound in connection with this Agreement, provided that in any event Compugen may utilize its established supply chain for the supply of Compugen Compound.

(b)          Use of Compugen Compound Supplied by Compugen to BMS.  BMS shall use the Compugen Compound supplied to it (i.e., in the case where BMS is the Sponsoring Party for the applicable Combined Therapy Study) solely as necessary for, and in accordance with, this Agreement and the Protocols, and for no other purpose, including without limitation as a reagent or tool to facilitate its internal research efforts, for any commercial purpose, or for other research unrelated to the Combined Therapy Study.  For avoidance of doubt, the Compugen Compound provided by Compugen under this Agreement shall not be used by or on behalf of BMS or its Affiliates in the Ono Territory.  Except as may be required under this Agreement or the Protocol, BMS shall not perform, and shall not allow any Third Parties to perform, any analytical testing of the Compugen Compound.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2          BMS Compound.

(a)          Manufacture and Supply.  BMS shall Manufacture or have Manufactured the BMS Compound and shall supply, or cause to be supplied, the BMS Compound for the conduct of the Combined Therapy Study (including for any dosing pursuant to Section 12.5).  If Compugen is the Sponsoring Party, BMS shall supply the BMS Compound in unlabeled or commercially labelled vials, and Compugen will be responsible for labeling or re-labeling, as applicable, such vials.  The cost of Manufacture and supply (including shipping, taxes and duty, if applicable) of BMS Compound for the Combined Therapy Study (excluding the cost of labeling conducted by Compugen, if applicable) shall be borne solely by BMS.  BMS shall bear the risk of loss for the BMS Compound, except that in the case where Compugen is the Sponsoring Party, BMS shall bear the risk of loss for the BMS Compound until delivery DAP (INCOTERMS 2010) to the Compugen’s, or its designee’s, location, and risk of loss for such BMS Compound shall then transfer from BMS to Compugen upon such delivery. The BMS Compound shall be Manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the BMS Compound used by BMS for its other clinical trials of the BMS Compound.  BMS shall deliver to Compugen any documents specified in the Supply and Quality Documentation, including such documentation as is necessary to allow Compugen to compare the BMS Compound certificate of analysis to the BMS Compound specifications.  The Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to the BMS Compound in connection with this Agreement, provided that in any event BMS may utilize its established supply chain for the supply of BMS Compound.

(b)          Use of BMS Compound Supplied by BMS to Compugen.  Compugen shall use the BMS Compound supplied to it (i.e., in the case where Compugen is the Sponsoring Party for the applicable Combined Therapy Study) solely as necessary for, and in accordance with, this Agreement and the Protocols, and for no other purpose, including without limitation as a reagent or tool to facilitate its internal research efforts, for any commercial purpose, or for other research unrelated to the Combined Therapy Study.  For avoidance of doubt, the BMS Compound provided by BMS under this Agreement shall not be used by or on behalf of Compugen or its Affiliates in the Ono Territory.  Except as may be required under this Agreement or the Protocol, Compugen shall not perform, and shall not allow any Third Parties to perform, any analytical testing of the BMS Compound.

4.3          Supply and Quality Agreement.  The Other Party shall supply its Compound to the Sponsoring Party in accordance with such supply and quality addenda or agreement(s) as the Parties may agree (the “Supply and Quality Documentation”). The Parties shall finalize and execute the Supply and Quality Documentation within forty-five (45) calendar days of the Effective Date, but in no event later than the date on which the first shipment of the Other Party’s Compound is supplied for use in the Combined Therapy Study.  The Supply and Quality Documentation shall outline the additional roles and responsibilities relative to the quality of each Party’s Compound in support of the Combined Therapy Study. It shall include the responsibility for quality elements as well as exchanged GMP documents and certifications required to release the Other Party’s Compound for the Combined Therapy Study. In addition, the Supply and Quality Documentation shall detail the documentation required for each shipment of the Other Party’s Compound supplied to the Sponsoring Party or its designee for use in the Combined Therapy Study.

4.4          Customs Valuation.  The Sponsoring Party will provide the Other Party in writing with a list of all countries in which Study Sites conducting a particular Combined Therapy Study are located (with such Study Sites being selected from the CRO/Study Site List for such Combined Therapy Study) prior to start of such Combined Therapy Study.  During the conduct of such Combined Therapy Study, the Sponsoring Party will send in writing any changes to the list of Study Site countries to the Other Party one month prior to the end of each Quarter.  If no changes are sent to the Other Party by the Sponsoring Party for a particular Quarter, the prior Quarter’s Study Site country list will be used as the basis for customs valuation for that Quarter.  The Other Party will provide the Sponsoring Party with its applicable Compound country-specific customs valuations initially prior to start of the applicable Combined Therapy Study and at the end of each Quarter during the conduct of the Combined Therapy Study.  The Sponsoring Party will use the country-specific customs valuations for the Other Party Compound as provided by the Other Party, for purposes of the import/export process for the Compound to the applicable Study Site countries and not make any change to such valuations without the Other Party’s prior written consent.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5

SPECIFIC RESPONSIBILITIES

5.1          Specific Responsibilities of the Parties.  Subject to the terms of this Agreement, each Party shall use Commercially Reasonable Efforts to (i) supply the quantities of its Compound as needed to conduct a Combined Therapy Study on a timely basis, and package and deliver same to Study Sites (or if such Party is the Other Party, to the Sponsoring Party’s labeling facility), in accordance with the time frame(s) established by the JDC and (ii) conduct and complete the Combined Therapy Study in accordance with the applicable Clinical Obligations Schedule.  The Parties shall be responsible for activities for the conduct of each Combined Therapy Study as set forth below.

(a)          Responsibilities of the Sponsoring Party.  Subject to JDC oversight as provided in Section 2.4, the applicable Sponsoring Party for a particular Combined Therapy Study shall be responsible (with respect to such Combined Therapy Study) for:

(i)          providing the JDC (or a sub-team designated by the JDC) on a monthly basis with a clinical drug supply forecast for the BMS Compound and the Compugen Compound that includes strategy for drug supply overages, drug supply quantity and required delivery dates;

(ii)          with the cooperation of the Other Party, compiling, amending and filing all necessary Combined Therapy Study Regulatory Documentation with Regulatory Authority(ies); maintaining and acting as the sponsor of record as provided in 21 CFR 312.50 (and applicable comparable regulation issued by a Regulatory Authority outside the United States) with responsibility, subject to delegation to a CRO in accordance with 21 CFR 312.52 (and applicable comparable or any applicable comparable regulation issued by a Regulatory Authority outside the United States), for the Combined Therapy Study; and making all required submissions to Regulatory Authorities related thereto on a timely basis;

(iii)          with the cooperation of the Other Party, and subject to the provisions of Section 9.5, listing the Combined Therapy Study trials required to be listed on a public database such as www.clinicaltrials.gov or other public registry in any country in which such Combined Therapy Study is being conducted in accordance with Applicable Law and in accordance with each Party’s internal policies relating to clinical trial registration;

(iv)          providing the Other Party with reasonable advance notice of scheduled meetings or other substantive out-going or pre-planned non-written communications with a Regulatory Authority and the opportunity to participate in each such meeting or other non-written communication, to the extent that it relates to the Other Party’s Compound (i.e., the Compugen Compound or BMS Compound, as the case may be); and providing the Other Party with the opportunity to review, provide comments to the Sponsoring Party within five (5) Business Days, and, if inconsistent with the Protocol, approve all substantive submissions and written correspondence with a Regulatory Authority that relates to the Other Party’s Compound; provided that in no event shall the Sponsoring Party or any Affiliate of the Sponsoring Party communicate with any Regulatory Authority solely with respect to the Other Party’s Compound without the prior written consent of the Other Party and provided further that the Other Party shall step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the Sponsoring Party’s Compound (i.e., the Compugen Compound or BMS Compound, as the case may be) and the Sponsoring Party shall step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the Other Party’s Compound;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)          providing to the Other Party a written summary of meetings or other substantive non-written communications with a Regulatory Authority within ten (10) Business Days of such meeting or communication, and copies of any official correspondence to or from a Regulatory Authority within three (3) Business Days of receipt or provision, in each case to the extent that it relates to the Other Party’s Compound (or, to the extent the communication would adversely impact the performance of the Combined Therapy Study, the Sponsoring Party’s Compound), and copies of all Combined Therapy Study Regulatory Documentation that relate to the Combined Therapy or the Other Party’s Compound within five (5) Business Days of submission to Regulatory Authorities;

(vi)          drafting, and providing to the Other Party (through the JDC or otherwise) for its review, the Protocol, in the event that a new Combined Therapy investigator’s brochure is required by a Regulatory Authority for the Combined Therapy Study, the investigator’s brochure for the Combined Therapy Study, template ICF, template CRF and Statistical Analysis Plan, and any amendments to each of the foregoing;

(vii)          coordinating with the Other Party and providing to the JDC (or a subteam designated by the JDC for such purpose) one week in advance of submission, drafts of (1) submissions to the Combined Therapy IND (with the reporting of Safety Information being subject to the Pharmacovigilance Agreement) (if applicable) and (2) Combined Therapy Study Regulatory Documentation, or portions thereof, that relate to the Other Party’s Compound, for JDC review and (if inconsistent with the Protocol) approval, and providing the Other Party with the opportunity to review, comment on and (if inconsistent with the Protocol) approve all other substantive written correspondence with a Regulatory Authority relating to the Combined Therapy Study, to the extent such correspondence relates to the Other Party’s Compound, provided that (1) the Other Party shall provide any such comments within five (5) Business Days and (2) in the event that a Regulatory Authority requests a shorter timeframe for response than outlined herein, the Parties will use all reasonable efforts to meet the deadline;

(viii)          managing the operations of the Combined Therapy Study in accordance with the Protocol, including overseeing compliance by any CRO with the terms of the applicable CRO Agreement relating to the Combined Therapy Study;

(ix)          providing to the Other Party a list of all proposed clinical trial sites and principal investigator(s) for the Combined Therapy Study for the Other Party’s review and comment and take into account the Other Party’s experience and comments with regard to sites that have previously conducted studies with the Other Party’s Compound;

(x)          (A) ensuring that all Site Agreements and CRO Agreements are in compliance with Section 2.1(d) and 2.1(e), respectively, (B) ensuring that such agreements contain intellectual property provisions that retain each of the Parties’ respective intellectual property rights in the Compugen Compound, BMS Compound and Combined Therapy, and (C) using commercially reasonable efforts to include in each such agreement provisions that allow for the Other Party, as well as the Sponsoring Party, to the extent permitted by Applicable Law and any Third Party confidentiality restrictions or obligations, to audit the Study Sites for quality assurance and to inspect and copy all data, documentation and work products relating to the activities performed by the Study Site, including, without limitation, the medical records of any patient participating in the Combined Therapy Study (where such right to inspect and copy all data, documentation and work products of a Study Site shall survive the termination or expiration of the applicable CRO Agreement or Site Agreement);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xi)           providing the Other Party with access to the trial master file (as defined in the applicable regulations) for the for the Combined Therapy Study;

(xii)          providing the Other Party with (A) an opportunity to participate in discussions with any and all external drug safety monitoring boards for the Combined Therapy Study, (B) an opportunity to review and comment on minutes from any and all external drug safety monitoring boards for the Combined Therapy Study prior to their submission; and (C) a copy of all final minutes from any and all external drug safety monitoring boards for the Combined Therapy Study within three (3) Business Days after receipt by the Sponsoring Party;

(xiii)          providing the Other Party with updates on the status of the Combined Therapy Study at the Other Party’s reasonable request, including but not limited to information regarding the number and status of study sites, the number of screened subjects (actual to target), the number of randomized subjects (actual to target), the number of dosed, ongoing, discontinued and completed subjects, and any safety updates as contemplated by the Protocol, Section 2.1(g), and/or routinely performed by a Party in its normal course of trial management and reporting;

(xiv)          subject to the provisions of Section 2.2 and the Pharmacovigilance Agreement, (1) owning and being responsible for the maintenance of the Global Safety Database and safety reporting to Regulatory Authorities for the Combined Therapy, (2) collecting, evaluating and reporting serious adverse events, other Safety Information and any further pharmacovigilance information from the Combined Therapy Study, (3) sending any communications (including investigator notification letters) to Study Sites (including IRBs) regarding Safety Information for the Combined Therapy Study and (4) providing the Other Party with the opportunity to participate in and comment on such pharmacovigilance activities;

(xv)          analyzing the Study Data in a timely fashion and providing the Other Party with access to the Study Data from the applicable Combined Therapy Study as follows:

(1)          pursuant to a timetable determined by the JDC sharing with the Other Party (1) drafts of any interim report, clinical study report and statistical analysis (in accordance with the Statistical Analysis Plan) from the Combined Therapy Study for review and comment, (2) any final interim report, final clinical study report and final statistical analysis (in accordance with the Statistical Analysis Plan) from the Combined Therapy Study and (3) the raw Study Data in electronic or other mutually agreed format (with each Party having the right to review any analyses conducted on the Study Data by the other Party for consistency with its analyses); provided that notwithstanding anything herein to the contrary, except as otherwise agreed in writing by the Parties, the Other Party will not have access to the raw Study Data database until after database lock, and prior to such time, the Sponsoring Party will conduct any queries of such database reasonably requested by the Other Party;

(2)          provide to the Other Party within twenty one (21) Business Days after database lock, a copy of the statistical output data described in the Statistical Analysis Plan in the clinical trial databases that will be used for an interim review by an external consultant (or drug safety monitoring board, if required), with such consultant and the timing for such interim review to be agreed upon by the Parties;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3)          within five (5) Business Days after database lock, a copy of all Safety Information that will be used for an interim review by an external consultant (or drug safety monitoring board, if required), with such consultant and the timing for such interim review to be agreed upon by the Parties;

(4)          within five (5) Business Days after database lock, access to final CRFs or patient profiles for all patients in the Combined Therapy Study;

(5)          periodically during (on a timetable as agreed to by the JDC and/or in the Pharmacovigilance Agreement) the conduct of the Combined Therapy Study (and within thirty (30) calendar days after the creation of a clean database), copies of the Form 1572s, financial disclosures and other relevant documents required to meet regulatory requirements related to the Combined Therapy Study (including without limitation any data or documents that may be required to provide Aggregate Safety Information to a Regulatory Authority with respect to the Other Party’s Compound); and

(6)          subject to any Third Party requirements, providing the Other Party with any SAS codes to be used for the Statistical Analysis Plan for the Combined Therapy Study.

For the avoidance of doubt, any documentation or information required to be provided to or reviewed by the Other Party under this Section 5.1(a) may be satisfied by providing such documentation or information to the JDC.

(b)          Responsibilities of Compugen.  Compugen shall be responsible for:

(i)          manufacturing and supplying sufficient GMP-grade quantities of Compugen Compound, as further described in Article 4 above, and, where required, providing for the release by a Qualified Person (as such term will be defined in the Supply and Quality Documentation), or providing the necessary documentation in support of quality release, of the Compugen Compound if such release is required for the Combined Therapy Study;

(ii)         cooperating with BMS to obtain all necessary approvals and clearances, including IRB approvals and customs clearances and to compile all necessary Combined Therapy Study Regulatory Documentation to be filed with Regulatory Authority(ies) for the Combined Therapy Study;

(iii)         reviewing the Protocol and Statistical Analysis Plan, and any amendments thereto, in accordance with Section 2.1(b) (with the Protocol and Statistical Analysis Plan, and any amendments thereto, to be approved in accordance with Section 2.1(b));

(iv)          drafting and updating the Combined Therapy investigator’s brochure in accordance with Section 2.1(f), in the event that a new Combined Therapy investigator’s brochure is required by a Regulatory Authority for the Combined Therapy Study;

(v)            reviewing the template ICF and template Site Agreement, and any amendments thereto, in accordance with Section 2.1(d) (with the template ICF and template Site Agreement, and any amendments thereto, to be approved in accordance with Section 2.1(d));

(vi)           providing feedback to BMS on the CRO/Study Site List in accordance with Section 2.1(c) (with such CRO/Study Site List to be approved by the JDC in accordance with Section 2.4(p));

(vii)          to the extent necessary for the conduct of each particular Combined Therapy Study, providing a Right of Cross-Reference to the relevant Regulatory Documentation for the Compugen Compound, provided that, except as provided in Section 3.2(b), such Right of Cross-Reference shall terminate upon the earlier of (A) the completion or termination of such Combined Therapy Study and (B) the expiration or termination of this Agreement, provided that, except in the case of termination for a Material Safety Issue pursuant to Section 12.4(a), such Right of Cross-Reference shall remain in effect solely (1) to the extent necessary to permit BMS to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (2) as necessary to permit BMS to continue to dose subjects enrolled in the Combined Therapy Study through completion of the Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(viii)        jointly reviewing, providing comments to BMS within five (5) Business Days on all substantive Combined Therapy Study Regulatory Documentation and providing BMS with copies of Regulatory Documentation relating to the Compugen Compound and Compugen Technology (“Compugen Regulatory Documentation”), as both Parties agree is necessary or reasonably expected to be necessary, and is requested by BMS, (1) to obtain and maintain the IND for the Combined Therapy Study and prepare and file any Combined Therapy Study Regulatory Documentation in accordance with this Agreement, or (2) to comply with Applicable Law with regard to the BMS Compound and the Combined Therapy Study, which may include information regarding the pharmacokinetics, efficacy and safety of the Compugen Compound alone or in combination with the BMS Compound;

(ix)          providing comment and input on the management of the Combined Therapy Study pursuant to the Protocol;

(x)           providing BMS with the investigator’s brochure for the Compugen Compound (and any updates thereto), as well as all relevant Safety Information (including any SUSAR reports) for the Compugen Compound in accordance with Section 2.1(g) and the Pharmacovigilance Agreement; and

(xi)          such other responsibilities as may be agreed to by the Parties or determined by the JDC.

(c)          Responsibilities of BMS.  BMS shall be responsible for:

(i)           manufacturing and supplying sufficient GMP-grade quantities of BMS Compound, as further described in Article 4 above, and, where required, providing for the release by a Qualified Person (as such term will be defined in the Supply and Quality Documentation), or providing the necessary documentation in support of quality release, of the BMS Compound if such release is required for the Combined Therapy Study;

(ii)          cooperating with Compugen to obtain all necessary approvals and clearances, including IRB approvals and customs clearances and to compile all necessary Combined Therapy Study Regulatory Documentation to be filed with Regulatory Authority(ies) for the Combined Therapy Study;

(iii)         reviewing the Protocol and Statistical Analysis Plan, and any amendments thereto, in accordance with Section 2.1(b) (with the Protocol and Statistical Analysis Plan, and any amendments thereto, to be approved in accordance with Section 2.1(b));

(iv)          drafting and updating the Combined Therapy investigator’s brochure in accordance with Section 2.1(f), in the event that a new Combined Therapy investigator’s brochure is required by a Regulatory Authority for the Combined Therapy Study;

(v)           reviewing the template ICF and template Site Agreement, and any amendments thereto, in accordance with Section 2.1(d) (with the template ICF and template Site Agreement, and any amendments thereto, to be approved in accordance with Section 2.1(d));

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)          providing feedback to Compugen on the CRO/Study Site List in accordance with Section 2.1(c) (with such CRO/Study Site List to be approved by the JDC in accordance with Section 2.4(p));

(vii)         to the extent necessary for the conduct of each particular Combined Therapy Study, providing a Right of Cross-Reference to the relevant Regulatory Documentation for the BMS Compound, provided that, except as provided in Section 3.1(b), such Right of Cross-Reference shall terminate upon the earlier of (A) the completion or termination of such Combined Therapy Study and (B) the expiration or termination of this Agreement, provided that, except in the case of termination for a Material Safety Issue pursuant to Section 12.4(a), such Right of Cross-Reference shall remain in effect solely (1) to the extent necessary to permit Compugen to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (2) as necessary to permit Compugen to continue to dose subjects enrolled in the Combined Therapy Study through completion of the Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws;

(viii)        jointly reviewing, providing comments to Compugen within five (5) Business Days on all substantive Combined Therapy Study Regulatory Documentation and providing Compugen with copies of Regulatory Documentation relating to the BMS Compound and BMS Technology (“BMS Regulatory Documentation”), as both Parties agree is necessary or reasonably expected to be necessary, and is requested by BMS, (1) to obtain and maintain the IND for the Combined Therapy Study and prepare and file any Combined Therapy Study Regulatory Documentation in accordance with this Agreement, or (2) to comply with Applicable Law with regard to the Compugen Compound and the Combined Therapy Study, which may include information regarding the pharmacokinetics, efficacy and safety of the BMS Compound alone or in combination with the Compugen Compound;

(ix)          providing comment and input on the management of the Combined Therapy Study pursuant to the Protocol;

(x)           providing Compugen with the investigator’s brochure for the BMS Compound (and any updates thereto), as well as all relevant Safety Information (including any SUSAR reports) for the BMS Compound in accordance with Section 2.1(g) and the Pharmacovigilance Agreement; and

(xi)          such other responsibilities as may be agreed to by the Parties or determined by the JDC.

5.2          Documents and Combined Therapy Study Contracts.

(a)          In accordance with the terms and conditions of the Agreement, the Sponsoring Party shall have primary responsibility for conduct of the Combined Therapy Study and the analysis of the Study Data under the applicable Statistical Analysis Plan.  In consultation with the Other Party, the Sponsoring Party shall draft the Protocols and Statistical Analysis Plans, and any amendments to each of the foregoing, and shall provide such documents to the Other Party for review and comment pursuant to Section 5.1(a)(vi) and Section 2.4.

(b)          In accordance with the terms and conditions of the Agreement, the Sponsoring Party shall be responsible for negotiating and entering into contracts for services relating to the Combined Therapy Study, including selecting vendors, approving contract deliverables and managing contract performance, including Site Agreements, obtaining IRB approval for site ICFs, obtaining signed ICFs and monitoring plans.  The Sponsoring Party will be responsible for ensuring that any such contracts allow the Sponsoring Party to provide the Other Party with access to and use of Study Data, Samples and other information and documents as required pursuant to this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3          Other Clinical Trials.  Except as provided in Section 3.7 and Exhibit D, nothing in this Agreement shall preclude either Party from conducting any other clinical trials as it may determine in its discretion, so long as it does not use or rely on the Confidential Information that is solely owned by the other Party in doing so.

5.4          Potential Subsequent Studies. Neither Party is obligated to conduct additional studies of the Combined Therapy with the other Party upon completion of a Combined Therapy Study, subject to the provisions of Exhibit E.

ARTICLE 6

PATENT PROSECUTION AND ENFORCEMENT

6.1          Ownership of Inventions and Patent Rights.

                               (a)          Compugen Study Inventions and Compugen Study Patents.  All Compugen Study Inventions and Compugen Study Patents shall be owned solely by Compugen, and Compugen will have the full right to exploit such Compugen Study Inventions and Compugen Study Patents without the consent of, or any obligation to account to, BMS, subject to the terms and conditions of this Agreement.  BMS shall assign and hereby assigns all right, title and interest in any Compugen Study Inventions and Compugen Study Patents to Compugen.  Any assignments necessary to accomplish the foregoing are hereby made, and BMS shall execute such further documents and provide other assistance as may be reasonably requested by Compugen to perfect Compugen’s rights in such Compugen Study Inventions and Compugen Study Patents, all at Compugen’s expense.  Compugen shall have the right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any Compugen Study Patents at its own expense.

(b)          BMS Study Inventions and BMS Study Patents.  All BMS Study Inventions and BMS Study Patents shall be owned solely by BMS, and BMS will have the full right to exploit such BMS Study Inventions and BMS Study Patents without the consent of, or any obligation to account to, Compugen, subject to the terms and conditions of this Agreement.  Compugen shall assign and hereby assigns all right, title and interest in any BMS Study Inventions and BMS Study Patents to BMS.  Any assignments necessary to accomplish the foregoing are hereby made, and Compugen shall execute such further documents and provide other assistance as may be reasonably requested by BMS to perfect BMS’ rights in such BMS Study Inventions and BMS Study Patents, all at BMS’ expense.  BMS shall have the right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any BMS Study Patents at its own expense.

(c)          Combined Therapy Inventions and Combined Therapy Patents.

(i)          All Combined Therapy Inventions and Combined Therapy Patents shall be jointly owned by the Parties, and either Party shall have the right to freely exploit and practice all rights under the Combined Therapy Inventions and Combined Therapy Patents without benefit, accounting or obligation to, or consent required from, the other Party, provided that (A) such right shall be subject to the restrictions on disclosure of Combined Therapy Study Data as set forth in Sections 8.4 and 8.5, (B) until the earlier of (1) expiration of the [*] or (2) termination or expiration of [*], BMS may not [*] with respect to any [*], and (C) until the earlier of (1) expiration of the [*] or (2) termination or expiration of [*], Compugen may not [*] with respect to any [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)          Compugen, using outside counsel acceptable to both Parties, shall have the first right to prepare and prosecute Patent applications and maintain Patents that are Combined Therapy Patents or Patents on Joint Inventions (as defined below) (“Joint Patents”); provided that if Compugen elects by written notice to BMS not to be responsible for such activities with respect to any Joint Patent in any country, BMS shall have the right to do so.  The Party drafting and prosecuting any Joint Patent (the “Prosecuting Party”) shall keep the other Party (the “Non-Prosecuting Party”) advised as to all material developments and all steps to be taken with respect to any such Patents and shall furnish the Non-Prosecuting Party with copies of applications for such Patents, amendments thereto and other related correspondence to and from Patent offices, and permit the Non-Prosecuting Party a reasonable opportunity to review and offer comments.  The Non-Prosecuting Party shall reasonably assist and cooperate in obtaining, prosecuting and maintaining the Combined Therapy Patents.  Notwithstanding the foregoing, the Prosecuting Party shall not take any position in a submission to a Patent office related to a Joint Patent that interprets the scope of a Patent or Patent application of the Non-Prosecuting Party without the prior written consent of such Non-Prosecuting Party.  The Prosecuting Party shall be reimbursed for any out-of-pocket costs and expenses incurred in prosecuting Joint Patents and the subsequent maintenance of Joint Patents by the Non-Prosecuting Party such that BMS shall be responsible for [*] of such costs and Compugen shall be responsible for [*] of such costs.  In case one of the two Parties decides not to be responsible for its [*] share of such costs for any Joint Patent or patent application in a given country, the other Party shall have the right to file or maintain such patent application in such country in its own name and at its own expense.  In this case, the Party who decides not to be responsible for such costs shall promptly assign its rights to the Joint Patent in said country to the Party who wishes to file or maintain said patent application. The Party assigning its rights to such Joint Patent in such country shall assist in the timely provision of all documents required under national provisions to register said assignment of rights with the corresponding national authorities at the sole expenses of the other Party.

(d)          Separation of Patent Rights.  In order to more efficiently enable the prosecution and maintenance of the BMS Study Patents, Compugen Study Patents and Combined Therapy Patents relating to Inventions as described above, the Parties will use good faith efforts to separate BMS Study Patents, Compugen Study Patents and Combined Therapy Patents into separate patent filings to the extent possible and without adversely impacting such prosecution and maintenance.

(e)          Other Inventions and Patent Rights.  Ownership of Inventions (and Patents claiming such Inventions) that are not Compugen Study Inventions, Compugen Study Patents, BMS Study Inventions, BMS Study Patents, Combined Therapy Inventions or Combined Therapy Patents (“Other Inventions”) shall be subject to this Section 6.1(e).  Each Party will own Other Inventions (and Patents that claim such Other Inventions) solely invented by employees, agents and Third Party independent contractors of such Party and/or its Affiliates in the course of conducting its activities under this Agreement.  Other Inventions (and Patents that claim such Other Inventions) invented jointly by employees, Affiliates, agents or Third Party independent contractors of each Party in the course of conducting its activities under this Agreement (collectively, “Joint Inventions”) will be owned jointly by the Parties.  Either Party shall have the right to freely exploit and practice all rights under the Joint Inventions without benefit, accounting or obligation to, or consent required from, the other Party, provided such right shall be subject to the procedures and restrictions set forth in Section 6.1(c).

(f)          This Agreement will be understood to be a joint research agreement under applicable U.S. patent law.

6.2          Disclosure and Assignment of Inventions.  Each Party shall disclose promptly to the other Party in writing and on a confidential basis all Inventions in which such other Party has an ownership interest, prior to any public disclosure or filing of Patent applications thereon and allowing sufficient time for comment by the other Party.  In addition, each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, the sole ownership provided for in Sections 6.1(a) and 6.1(b) and the joint ownership provided for in Section 6.1(c).  Each Party shall ensure that each of its employees and contractors conducting activities under this Agreement is under written agreement to assign to such Party all of its right, title and interest in and to each Invention and all Study Data.

6.3          Infringement of Patent Rights by Third Parties.

(a)          Notice.  Each Party shall promptly notify the other Party in writing of any known, alleged or threatened (in writing) infringement or misappropriation by a Third Party of Joint Patents, including any submission to a Party or a Regulatory Authority of an application for regulatory approval of a product containing a Compound, which submission references a Product, as well as any declaratory judgment or similar actions alleging the invalidity, unenforceability or non-infringement of Joint Patents, of which its in-house counsel becomes aware (such infringement or action being an “Infringement”).

(b)          Infringement of Compugen Study Patents.  For all Infringement of Compugen Study Patents anywhere in the world, Compugen shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and Compugen shall bear all related expenses and retain all related recoveries.  BMS shall reasonably cooperate with Compugen or its designee (to the extent BMS has relevant information arising out of this Agreement), at Compugen’s request and expense, in any such action.

(c)          Infringement of BMS Study Patents.  For all Infringement of BMS Study Patents anywhere in the world, BMS shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and BMS shall bear all related expenses and retain all related recoveries.  Compugen shall reasonably cooperate with BMS or its designee (to the extent Compugen has relevant information arising out of this Agreement), at BMS’ request and expense, in any such action.

(d)          Infringement of Combined Therapy Patents and Other Joint Patents.

(i)          Compugen shall have the first right to initiate legal action to enforce all Combined Therapy Patents against Infringement by any Third Party that is manufacturing, developing, marketing, or seeking to market COM701 or any biosimilar version thereof, or to defend any declaratory judgment action relating thereto, at its sole expense.  In the event such course of action includes litigation, BMS may choose, at its own expense, to be represented in such action by counsel of its own choice.  If BMS is required as a necessary party to such action, each Party shall pay its respective expenses associated therewith.  BMS shall have the first right to initiate legal action to enforce all Combined Therapy Patents against Infringement by any Third Party that is manufacturing, developing, marketing, or seeking to market Nivolumab (or any other BMS Compound) or any biosimilar version thereof, or to defend any declaratory judgment action relating thereto, at its sole expense.  In the event such course of action includes litigation, Compugen may choose, at its own expense, to be represented in such action by counsel of its own choice.  If Compugen is required as a necessary party to such action, each Party shall pay its respective expenses associated therewith.  If there is any recovery from such action, such recovery shall be allocated first to the reimbursement of any actual, unreimbursed costs and expenses incurred by the Parties in such action pro rata in accordance with the aggregate amounts spent by both Parties, and any remaining amounts will be shared by the Parties in accordance with their proportionate economic interests, with any disagreement relating to such share being subject to dispute resolution pursuant to Section 13.3 hereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)          If a Third Party is Infringing (x) any Combined Therapy Patents in a manner other than as set forth above in Section 6.3(d)(i) (i.e., not involving COM701 or any biosimilar version thereof, or Nivolumab (or any other BMS Compound) or any biosimilar version thereof) or (y) Joint Patents that are not Combined Therapy Patents, then the Parties shall discuss in good faith whether to bring an enforcement action to seek the removal or prevention of such Infringement and damages therefor and, if so, which Party shall bring such action.  If the Parties agree to bring such action, (A) each Party shall keep the other Party reasonably informed as to any legal or commercial courses of action it pursues pursuant to this subsection; and (B) BMS shall be responsible for [*] of the costs and expenses incurred by the Parties in such litigation and Compugen shall be responsible for [*] of such costs and expenses.  Regardless of which Party brings an enforcement action pursuant to Section 6.3(d)(i), the other Party hereby agrees to cooperate reasonably in any such action.  If either Party recovers monetary damages from any Third Party in an action approved by the Parties and brought under this Section 6.3(d)(ii), such recovery shall be allocated first to the reimbursement of any actual, unreimbursed costs and expenses incurred by the Parties in such litigation pro rata in accordance with the aggregate amounts spent by both Parties, and any remaining amounts shall be split [*] to Compugen and [*] to BMS, unless the Parties agree in writing to a different allocation. In connection with any proceeding under this Section 6.3(d), neither Party shall enter into any settlement without the prior written consent of the other Party.

6.4          Infringement of Third Party Rights.

(a)          Notice.  If the activities relating to the Combined Therapy Study become the subject of a claim of infringement of a patent, copyright or other proprietary right by a Third Party anywhere in the world, the Party first having notice of the claim shall promptly notify the other Party and, without regard to which Party is charged with said infringement and the venue of such claim, the Parties shall promptly confer to discuss the claim.

(b)          Defense.  If both Parties are charged with an infringement claim described in Section 6.4(a), the Parties shall defend such claim jointly, unless they agree otherwise.  If only one Party is charged with such infringement claim, such Party will have the first right but not the obligation to defend such claim.  If the charged Party does not commence actions to defend such claim within [*] calendar days after being notified of such claim, then the other Party shall have the right, but not the obligation, to defend any such claim.  In any event, the non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim and shall have the right to participate with separate counsel at its own expense, and the defending Party shall consider comments by the non-defending Party in good faith.  The Party defending the claim shall bear the cost and expenses of the defense of any such Third Party infringement claim and shall have sole rights to any recovery.  If the Parties jointly defend the claim, Compugen shall bear [*], and BMS shall bear [*] of any out-of-pocket costs and expenses of the defense of any such Third Party infringement claim; provided that, notwithstanding the foregoing, if [*], [*] of the costs and expenses of the defense of such claim and [*], to defend, settle and otherwise handle the disposition of such claim.  Neither Party shall enter into any settlement concerning activities under this Agreement or the Combined Therapy that affects the other Party’s rights or interests under this Agreement or that imposes any obligations on the other Party, including any admissions of wrongdoing, without such other Party’s prior written consent, not to be unreasonably withheld or delayed.

6.5          Combined Therapy Study Regulatory Documentation.  Subject to the license and other rights granted by each Party to the other Party pursuant to this Agreement, Compugen and BMS shall jointly own all right, title and interest in and to the Combined Therapy Study Regulatory Documentation; provided that BMS shall retain sole and exclusive ownership of any BMS Regulatory Documentation provided to Compugen under this Agreement that is contained or referenced in the Combined Therapy Study Regulatory Documentation and that Compugen shall retain sole and exclusive ownership of any Compugen Regulatory Documentation that is contained or referenced in the Combined Therapy Study Regulatory Documentation.  This Section 6.5 is without limitation of any other disclosure obligations under the Pharmacovigilance Agreement or this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7

COLLABORATION COSTS

7.1          Combined Therapy Study Expenses.

(a)          With respect to each Jointly-Funded Study, each of BMS and Compugen will be responsible for its share of the Study Costs as described in the applicable Study Plan (in accordance with Section 7.2) for such Combined Therapy Study.

(b)          With respect to each Sponsor-Funded Study, the Sponsoring Party will bear all out-of-pocket Study Costs as described in clause (c) below for the conduct of a Sponsor-Funded Study, and each Party will bear its own FTE Costs in supporting such Sponsor-Funded Study.

(c)          For purposes of this Agreement, “Study Costs” means (1) the FTE Cost for the Sponsoring Party FTEs directly supporting a Combined Therapy Study where the Sponsoring Party does not engage a CRO for the conduct of such Combined Therapy Study and (2) the out-of-pocket costs reasonably incurred by each Party to Third Party clinical trial sites, CROs and other contractors and vendors for the conduct of the Combined Therapy Study (including but not limited to out-of-pocket costs for sourcing any other therapeutic agent or therapy used in the Combined Therapy Study, project management, document management, monitoring and site management, specimen management, laboratory, imaging, investigator grants, site costs, Compound labeling and storage, electronic data capture (EDC), interactive voice response system (IVRS), cost of comparator drugs (as applicable in accordance with the applicable Protocol), consultants, contractors for the testing and screening of patients and lab costs).  Regardless as to whether the Sponsoring Party engages a CRO for the conduct of the applicable Combined Therapy Study, the Study Costs shall also include the FTE Cost for each Party for FTEs directly supporting the Combined Therapy Study to the extent included in the applicable Budget.  The Study Costs shall be incurred consistent with the JDC‑approved Budget for such Study Costs.  The Preliminary Budget for the Study Costs for each Combined Therapy Study shall be set forth in the Study Plan for such Combined Therapy Study.  The Budget will be based on the final Protocol and will be subject to approval by the JDC in accordance with Section 2.4.  The Sponsoring Party shall be responsible for submitting to the JDC for approval any changes to the Budget for the Study Costs for each Combined Therapy Study that exceed the then-current Budget for such Combined Therapy Study by more than [*].  Such changes shall only be adopted if the Co-Chairs of both Parties agree in writing pursuant to Section 2.4(c), and such updated Budget shall become a part of the Study Plan upon such adoption by the Parties.  Study Costs shall also include (1) the out-of-pocket costs of the PD-L1 Expression Testing (and any exploratory biomarker analysis to be conducted by BMS as specified in the Bioanalysis Plan) and (2) the out-of-pocket costs of the PVRIG Inhibitor Biomarker Testing (and any exploratory biomarker analysis to be conducted by Compugen as specified in the Bioanalysis Plan).

(d)          For avoidance of doubt, Study Costs would not include Third Party License Payments by a Party or Third Party Claims.  Also, for clarity, expenses incurred as described in Article 4 (regarding Manufacturing and supply), except for the cost of Compound labeling, and Article 6 (regarding Patents) shall be borne or shared by the Parties as provided in such Articles, and not included in the Study Costs.  Except to the extent included in the applicable Budget, each Party shall be solely responsible for all of its own internal costs incurred by such Party or any of its Affiliates in connection with the conduct of the Combined Therapy Study.

7.2          Invoicing; Payment. With respect to each Jointly-Funded Study, each Party shall provide to the other Party, within [*] after the end of each Quarter, the estimated Study Costs incurred in accordance with GAAP during such Quarter by such Party. A final report of actual Study Costs incurred in accordance with GAAP during such Quarter by such Party will be provided within [*] after the end of each Quarter. Such report shall specify in reasonable detail all expenses included in such Study Costs during such Quarter. Within [*] after the end of each Quarter or, for the last Quarter in a Year, within [*] after the end of such Year, amounts or Study Costs will be billed to the Party that has paid less than its share of such Study Costs set forth in this Section 7.2, and such Party shall make a reconciling payment to the other Party (in U.S. Dollars paid by wire transfer using wire instructions provided in writing by such Party) to achieve the applicable sharing of such Study Costs as set forth in the Study Plan for the applicable Combined Therapy Study. The Parties shall seek to resolve any questions related to such accounting statements within [*] following receipt by each Party of the other Party’s report hereunder. Any costs incurred not consistent with the JDC-approved budget, or that exceed by more than [*] the then-current Budget, shall require approval of the JDC for payment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3          Audit.  At the request (and expense) of either Party, the other Party shall permit an independent certified public accountant appointed by the requesting Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable notice, to examine only those records as may be reasonably necessary to determine, with respect to any calendar year ending not more than [*] prior to such Party’s request, the correctness or completeness of any invoice submitted to the other Party pursuant to this Agreement.  The foregoing right of review may be exercised only once per year and only once with respect to each such periodic report and payment.  Results of any such examination shall be (a) made available to both Parties and (b) subject to Article 9.  The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than [*] from the amount of the original payment calculation, in which case, the Party being audited shall bear the full cost of the performance of such audit.

ARTICLE 8

RECORDS AND STUDY DATA

8.1          Records.  Each Party shall maintain complete and accurate records of all work conducted with respect to the Combined Therapy Study and of all results, information, data, data analyses, reports, records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences and developments made by or provided to either Party, or by the Parties together, in the course of such Party(ies)’ efforts with respect to the Combined Therapy Study (including the Statistical Analysis Plan and any Bioanalysis Plan to be conducted pursuant to this Agreement) (such results, information, data, data analyses, reports, CRFs, adverse event reports, trial records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, developments, and the Combined Therapy Study protocol referred to as the “Study Data”).  Such records shall fully and properly reflect all work done and results achieved in the performance of the Combined Therapy Study in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.  The Parties will share Study Data periodically in accordance with a data sharing plan adopted by the JDC under Section 2.4(s) and consistent with Section 5.1(a)(xv).  For clarity, with respect to the CGEN Phase 1 Study, Study Data does not include any results, information, data, data analyses, reports, CRFs, adverse event reports, trial records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences or developments resulting from the Monotherapy Arm; provided that the foregoing will not derogate from BMS’ rights under Section 8.11.

8.2          Ownership of Study Data.  BMS shall own the Study Data to the extent that it relates solely to the BMS Compound (“BMS Study Data”), and Compugen shall own the Study Data to the extent that it relates solely to the Compugen Compound (“Compugen Study Data”).  The BMS Study Data shall also include the results of PD-L1 Expression Testing of Samples (and BMS shall own such results).  The Compugen Study Data shall also include the results of PVRIG Inhibitor Biomarker Testing of Samples (and Compugen shall own such results).  BMS will share the results of the PD-L1 Expression Testing of Samples with Compugen and Compugen will share the results of the PVRIG Inhibitor Biomarker Testing of Samples with BMS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3          Both Parties shall have the right to use data from the PD-L1 Expression Testing and PVRIG Inhibitor Biomarker Testing of Samples for the purposes of (a) interpreting the Combined Therapy Study Data, (b) creation of clinical study reports for the applicable Combined Therapy Study and public presentations in accordance with Section 9.5(c), and (c) including such data in such Party’s label in support of the Combined Therapy and regulatory filings (including application for Regulatory Approval) in support of the Combined Therapy.  Subject to the restrictions on use and disclosure as set forth in this Agreement, both Parties shall jointly own any Study Data that is not BMS Study Data or Compugen Study Data (such jointly owned Study Data being the “Combined Therapy Study Data”).  Each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Study Data as is necessary to fully effect the foregoing, and agrees to execute all instruments as may be reasonably necessary to effect same.

8.4          Use of a Party’s Own Study Data.  BMS may use, analyze and disclose to Third Parties the BMS Study Data for any purpose without obligation or accounting to Compugen.  Compugen may use, analyze and disclose to Third Parties the Compugen Study Data for any purpose without obligation or accounting to BMS.

8.5          Use of Combined Therapy Study Data by BMS.

(a)          Subject to the restrictions on disclosure of the Combined Therapy Study Data to Third Parties as set forth below in this Section 8.5, BMS shall have the right to use and analyze the Combined Therapy Study Data (i) in connection with its independent development, commercialization or other exploitation of the BMS Compound (alone or in combination with the Compugen Compound) and/or for inclusion in the safety database for the BMS Compound and (ii) to conduct studies with Samples pursuant to Section 8.10.  Without limiting the foregoing, BMS shall not have the right to use the Combined Study Therapy Data in connection with its independent development, commercialization or other exploitation of any inhibitor of PVRIG or PVRL2.

(b)          In addition, BMS and its Affiliates and licensees shall be entitled to use the Combined Therapy Study Data during and following the Term of this Agreement to (1) submit regulatory filings and seek Regulatory Approvals for the BMS Compound, either as monotherapy or as part of the Combined Therapy and (2) following the applicable Regulatory Approval of the Combined Therapy, to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the BMS Compound as part of the Combined Therapy, where permitted by and in accordance with Applicable Law.

(c)          Until the earlier of (i) expiration of the Exclusive Collaboration Period or (ii) termination or expiration of all of BMS’ rights under Section (c) of Exhibit D, the Combined Therapy Study Data shall not be disclosed to Third Parties by BMS except as follows (and otherwise as expressly permitted under the Agreement).  Thereafter, except as set forth in the last sentence of Section 8.5(a), BMS shall have the right to use and disclose to Third Parties (under appropriate obligations of confidentiality and non-use for as long as such data are subject to confidentiality obligations in Article 9) the Combined Therapy Study Data for all lawful purposes.  For clarity, there will be no restrictions on the disclosure of published Combined Therapy Study Data, provided that such disclosure is not inconsistent with the prior publication.

(i)          BMS may disclose the Combined Therapy Study Data to Ono solely as necessary for BMS to fulfill its obligations to Ono under the Ono-BMS Agreement with respect to the BMS Compound and solely for purposes of the development, regulatory approval and commercialization of the BMS Compound, and Ono shall be subject to the same restrictions on use and disclosure of such Combined Therapy Study Data as BMS under this Agreement; provided that disclosure of such Combined Therapy Study Data does not grant to Ono any intellectual property rights in and to the Compugen Technology, Compugen Inventions, Compugen Study Data, Combined Therapy Study Data, Combined Therapy Inventions, Combined Therapy Patents or the Compugen Compound or any Right of Cross-Reference to Compugen Regulatory Documentation or Combined Therapy Regulatory Documentation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)          BMS may disclose the Combined Therapy Study Data to Dako and/or Ventana Medical Systems, Inc. (“Ventana”) or to another Third Party reasonably agreed by the Parties solely for purposes of the development, regulatory approval and commercialization of a diagnostic test for use with the BMS Compound, and Dako and Ventana (or such other Third Party) shall be subject to the same restrictions on use and disclosure of such Combined Therapy Study Data as BMS under this Agreement.

(iii)          BMS may disclose the Combined Therapy Study Data to its contractors under confidentiality obligations similar to BMS’ obligations under the Agreement, solely for purposes and to the extent required for such contractors to provide services for BMS for the development, regulatory approval and/or commercialization of the BMS Compound.

(iv)          BMS may disclose the Combined Therapy Study Data (x) to Regulatory Authorities in connection with regulatory filings, (y) to investigators as necessary in connection with the Combined Therapy Study and/or (y) as may be required by Applicable Law.

(v)          To the extent that the Combined Therapy Study Data includes Safety Information and BMS needs to disclose to Third Parties such Safety Information of the Combined Therapy in its studies of the BMS Compound in order to ensure patient safety, BMS may disclose such Safety Information solely for such purposes.  For clarity, BMS shall not disclose Safety Information related solely to the Compugen Compound.

(vi)          BMS may use and disclose the Combined Therapy Study Data in connection with its filing and prosecution of BMS Independent Patent Rights.

8.6          Use of Combined Therapy Study Data by Compugen.

(a)          Subject to the restrictions on disclosure of the Combined Therapy Study Data to Third Parties as set forth below in this Section 8.6, Compugen shall have the right to use and analyze the Combined Therapy Study Data (x) in connection with its independent development, commercialization or other exploitation of the Compugen Compound (alone or in combination with the BMS Compound) and/or for inclusion in the safety database for the Compugen Compound and (y) to conduct studies with Samples pursuant to Section 8.10.  Without limiting the foregoing, Compugen shall not have the right to use the Combined Study Therapy Data in connection with its independent development, commercialization or other exploitation of any inhibitor of PD-1.

(b)          In addition, Compugen and its Affiliates and licensees shall be entitled to use the Combined Therapy Study Data during and following the Term of this Agreement to (1) submit regulatory filings and seek Regulatory Approvals for the Compugen Compound, either as monotherapy or as part of the Combined Therapy and (2) following the applicable Regulatory Approval of the Combined Therapy, to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the Compugen Compound as part of the Combined Therapy, where permitted by and in accordance with Applicable Law.

(c)          Until the earlier of (i) expiration of the Exclusive Collaboration Period or (ii) termination or expiration of all of BMS’ rights under Section (c) of Exhibit D, the Combined Therapy Study Data shall not be disclosed to Third Parties by Compugen except as follows (and otherwise as expressly permitted under the Agreement). Thereafter, except as set forth in the last sentence of Section 8.6(a), Compugen shall have the right to use and disclose to Third Parties (under appropriate obligations of confidentiality and non-use for as long as such data are subject to confidentiality obligations in Article 9) the Combined Therapy Study Data for all lawful purposes.  For clarity, there will be no restrictions on the disclosure of published Combined Therapy Study Data, provided that such disclosure is not inconsistent with the prior publication.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)          Compugen may disclose the Combined Therapy Study Data to Third Party licensees of rights to the Compugen Compound in certain territories solely for purposes of the development, regulatory approval and commercialization of the Compugen Compound, and such Third Parties shall be subject to the same restrictions on use and disclosure of such Combined Therapy Study Data as Compugen under this Agreement; provided that disclosure of such Combined Therapy Study Data does not grant to such Third Parties any rights under any intellectual property rights in and to the BMS Technology, BMS Inventions, BMS Study Data or the BMS Compound or any Right of Cross-Reference to BMS Regulatory Documentation.

(ii)          Compugen may disclose the Combined Therapy Study Data to a Third Party reasonably agreed by the Parties solely for purposes of the development, regulatory approval and commercialization of a diagnostic test for use with the Compugen Compound, which disclosure shall be subject to the same restrictions on use and disclosure of such Combined Therapy Study Data as Compugen under this Agreement.

(iii)          Compugen may disclose the Combined Therapy Study Data to its contractors under confidentiality obligations similar to Compugen’s obligations under the Agreement, solely for purposes and to the extent required for such contractors to provide services for Compugen for the development, regulatory approval and/or commercialization of the Compugen Compound.

(iv)          Compugen may disclose the Combined Therapy Study Data (x) to Regulatory Authorities in connection with regulatory filings, (y) to investigators as necessary in connection with the Combined Therapy Study and/or (y) as may be required by Applicable Law.

(v)          To the extent that the Combined Therapy Study Data includes Safety Information and Compugen needs to disclose to Third Parties such Safety Information of the Combined Therapy in its studies of the Compugen Compound in order to ensure patient safety, Compugen may disclose such Safety Information solely for such purposes.  For clarity, Compugen shall not disclose Safety Information related solely to the BMS Compound.

(vi)          Compugen may use and disclose the Combined Therapy Study Data in connection with its filing and prosecution of Compugen Independent Patent Rights.

8.7          Biomarker or Diagnostic Test Development.  Each Party may use and disclose to a Third Party the Combined Therapy Study Data and its Compound’s Study Data, under obligations of confidentiality consistent with this Agreement, to the extent such Third Party is developing or commercializing a biomarker or diagnostic test for use with its Compound and/or the Combined Therapy.

8.8          No Other Uses.  All other uses of Study Data are limited solely to those permitted by this Agreement, and neither Party may use Study Data for any other purpose without the consent of the other Party during and after the Term of this Agreement.

8.9          Access to Study Data.  In accordance with the terms and conditions of this Agreement and the Pharmacovigilance Agreement, each Party shall have access to all Study Data and results of the PD-L1 Expression Testing of Samples and PVRIG Inhibitor Biomarker Testing of Samples (including, but not limited to, de-identified patient records) in a timely manner in accordance with a data sharing plan adopted by the JDC under Section 2.4(s) and consistent with Section 5.1(a)(xv).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.10        Samples.

(a)          Samples collected in the course of activities conducted under this Agreement shall be jointly owned by the Parties (to the extent not owned by the patient and/or the clinical trial site).  Any such Samples shall be collected in accordance with the applicable Protocol and ICFs.  Except as set forth in a Bioanalysis Plan, including PD-L1 Expression Testing and PVRIG Inhibitor Biomarker Testing, neither Party shall be permitted to use the Samples for any purpose without the prior written consent of the other Party, which consent shall not be unreasonably withheld if such use is related to the Combined Therapy (with the terms of such use to be set forth in a written agreement between the Parties setting forth the Samples to be used, and any appropriate terms/restrictions on such use).  BMS shall be responsible for all PD‑L1 Expression Testing of Samples and Compugen shall be responsible for all PVRIG Inhibitor Biomarker Testing of Samples.

(b)          Subject to Sections 6.1 and 8.2, any data and Inventions (and Patent Rights claiming such Inventions) arising out of the permitted testing of the Samples shall be owned by the Party conducting such testing, provided that any such data or Inventions (and Patent Rights claiming such Inventions) that relate solely to the Combined Therapy (or biomarkers solely for use solely with the Combined Therapy) shall be considered Combined Therapy Study Data or Combined Therapy Inventions (and Combined Therapy Patents), as the case may be.

(c)          The Parties will jointly decide on the selection of the repository for the Samples.  If the Party holding the Samples determines that it no longer has a use for the Samples and the other Party determines that it does, then the Samples shall, subject to Applicable Law and the terms of the signed ICFs, be transferred to the other Party and may be used thereafter solely by the other Party.  If neither Party has any further use for the Samples, then the remaining Samples will be destroyed pursuant to the respective Party’s standard operating procedures for sample retention and destruction, subject to the terms of and permission(s) granted in the ICFs signed by the subjects contributing the Samples in the Combined Therapy Study.  For clarity, BMS (or its contractor) shall be the repository for Samples used for PD-L1 Expression Testing following staining and analysis and Compugen (or its contractor) shall be the repository for Samples used for PVRIG Inhibitor Biomarker Testing following staining and analysis.

8.11        CGEN Phase 1 Study Monotherapy Study Data.  For the portions of the CGEN Phase 1 Study that evaluate the Compugen Compound as monotherapy (the “Monotherapy Arm”), the following will apply:

(a)          Access.  BMS shall have access to the final data analysis made by or provided to Compugen with respect to the Monotherapy Arm (the “Monotherapy Study Data”) promptly following completion of such analysis.  In addition, Compugen will provide informal updates on the Monotherapy Arm at JDC meetings.  For clarity, Compugen will not be obligated to produce additional analysis requested by BMS or to provide routine data updates on a time-based basis.

(b)          Use of Monotherapy Data by BMS.  Subject to the restrictions on disclosure of the Monotherapy Study Data to Third Parties as set forth below in this Section 8.11, BMS shall have the right to use and analyze the Monotherapy Study Data solely in connection with its independent development, commercialization or other exploitation of the BMS Compound (alone or in combination with the Compugen Compound).  Such use may include use of the Monotherapy Study Data during and following the Term of this Agreement to (1) submit regulatory filings and seek Regulatory Approvals for the BMS Compound as part of the Combined Therapy and (2) following the applicable Regulatory Approval of the Combined Therapy, to promote indications based on, and to disseminate, the Monotherapy Study Data for the benefit of the BMS Compound as part of the Combined Therapy, where permitted by and in accordance with Applicable Law.  The Monotherapy Study Data shall not be disclosed to Third Parties by BMS except as follows (and otherwise as expressly permitted under the Agreement).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)          BMS may disclose the Monotherapy Study Data to its contractors under confidentiality and non-use obligations similar to BMS’ obligations under the Agreement, solely for purposes and to the extent required for such contractors to provide services for BMS for the development, regulatory approval and/or commercialization of the BMS Compound.

(ii)          BMS may disclose the Monotherapy Study Data (x) to Regulatory Authorities in connection with regulatory filings for the BMS Compound as part of the Combined Therapy, (y) to investigators as necessary in connection with the Combined Therapy Study, under confidentiality and non-use obligations similar to BMS’ obligations under the Agreement, and/or (y) as may be required by Applicable Law, subject to the first sentence of the last paragraph of Section 9.3.

ARTICLE 9

CONFIDENTIALITY

9.1          Nondisclosure of Confidential Information.  Prior to the Effective Date of this Agreement, Compugen and BMS entered into a certain Mutual Confidentiality Agreement dated [*], as amended (“CDA”).  Any information previously disclosed by the Parties pursuant to the CDA that is related to or otherwise used in connection with a Combined Therapy Study shall now be Confidential Information for purposes of this Agreement and the Parties shall treat it as such in accordance with the terms hereof, and such information shall be subject to the terms and conditions of this Agreement and shall no longer be subject to the CDA.  All written, visual, oral and electronic data, information, know-how or other proprietary information or materials, both technical and non-technical, disclosed by one Party to any other Party pursuant to this Agreement that (a) if in tangible form, is labeled in writing as “proprietary” or “confidential” (or similar reference); or (b) if in oral or visual form, is identified as proprietary or confidential or for internal use only at the time of disclosure or within thirty (30) calendar days thereafter; provided that failure to label or identify such information shall not change the confidential status of such information if a reasonable person would know that the information was confidential or proprietary to the disclosing Party; shall be “Confidential Information” of the disclosing Party, and all Study Data and Inventions shall be the Confidential Information of the Party owning such Study Data or Invention (as provided in Section 8.2 with regard to Study Data and Section 6.1 with regard to Inventions).  For purposes of this Agreement, regardless of which Party discloses such Confidential Information to the other, (i) all Compugen Study Inventions, Compugen Technology, Compugen Study Data (including pharmacokinetics, pharmacodynamics, Safety Information), and Compugen Regulatory Documentation shall be Confidential Information of Compugen, and BMS shall be the receiving Party, (ii) all BMS Study Inventions, BMS Technology, BMS Study Data (including pharmacokinetics, pharmacodynamics, Safety Information), and BMS Regulatory Documentation shall be Confidential Information of BMS, and Compugen shall be the receiving Party.  Except to the extent expressly authorized in this Section 9.1 and Sections 9.2, 9.3 and 9.5 below, or as otherwise agreed in writing by the Parties, each Party agrees that, for the Term of this Agreement and for a period of [*] years thereafter (or for any Confidential Information that is identified in writing at the time of disclosure as a trade secret related to each Party’s Compound, for as long as it is not part of the public domain), it shall (x) keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information owned solely by the other Party, (y) treat the other Party’s Confidential Information with the same degree of care the receiving Party uses for its own confidential information but in no event with less than a reasonable degree of care; and (z) reproduce the disclosing Party’s Confidential Information solely to the extent necessary to accomplish the receiving Party’s obligations (or exercising its rights) under this Agreement, with all such reproductions being considered the disclosing Party’s Confidential Information.  Notwithstanding anything to the contrary in this Section 9.1, and subject to Sections 8.5 and 8.6, the receiving Party may disclose the disclosing Party’s Confidential Information to its employees, consultants, agents or permitted sublicensees for the purpose of fulfilling the receiving Party’s obligations (or exercising its rights) under this Agreement; provided that (1) any such employees, consultants, agents or permitted sublicensees are bound by obligations of confidentiality similar to those set forth in this Agreement, and (2) the receiving Party remains liable for the compliance of such employees, consultants, agents or permitted sublicensees with such obligations.  The terms of this Agreement will be deemed the Confidential Information of each Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2          Exceptions.  The obligations in Section 9.1 shall not apply with respect to any portion of Confidential Information that the receiving Party can demonstrate by contemporaneous tangible records or other competent proof:

(a)          was already known to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, either (i) at the time of disclosure by the disclosing Party, or (ii) if applicable, at the time that it was generated hereunder, whichever ((i) or (ii)) is earlier;

(b)          was generally available to the public or otherwise part of the public domain either (i) at the time of its disclosure to the receiving Party, or (ii) if applicable, at the time that it was generated hereunder, whichever ((i) or (ii)) is earlier;

(c)          became generally available to the public or otherwise part of the public domain after its disclosure or generation and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)          was disclosed to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, by a Third Party who had no obligation to the Party owning or Controlling the information not to disclose such information to others; or

(e)          was independently discovered or developed by employees or agents of the receiving Party (or its Affiliates) who had no access to, and without the use of or reference to, the Confidential Information belonging to the disclosing Party; provided, however, that this clause (e) will not apply to (i) Compugen Study Inventions, Compugen Technology, Compugen Study Data and Compugen Regulatory Documentation, which shall remain Confidential Information of Compugen subject to Section 9.1, regardless of independent development by BMS, or (ii) BMS Study Inventions, BMS Technology, BMS Study Data and BMS Regulatory Documentation, which shall remain Confidential Information of BMS subject to Section 9.1, regardless of independent development by Compugen.

9.3          Authorized Disclosure.  Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is necessary in the following instances:

(a)          filing or prosecuting Patent Rights with respect to any Inventions;

(b)          prosecuting or defending litigation brought in connection with any Third Party Claim, subject to the terms of Article 6;

(c)          complying with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock is listed;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)          disclosure, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, contractors, ethics committees and IRBs, CROs, academic institutions, consultants, agents, investigators, and employees and contractors engaged by Study Sites and investigators involved with the Combined Therapy Study and who have a need to know such information in connection with the proper performance of the Combined Therapy Study, each of whom prior to disclosure must be bound in writing by terms of confidentiality and non-use consistent with industry standards;

(e)          disclosure of the Combined Therapy Study Data, Combined Therapy Inventions and Combined Therapy Patents to Regulatory Authorities in connection with the development of the Combined Therapy, the Compugen Compound or the BMS Compound;

(f)          disclosure of Safety Information in accordance with Section 8.5(c)(iv) or Section 8.6(c)(iv) to ensure patient safety;

(g)          disclosure of Combined Therapy Study Data in accordance with Section 8.5(c) and Section 8.6(c);

(h)          disclosure of relevant Safety Information contained within the Combined Therapy Study Data to investigators, institutional review boards and/or ethics committees and Regulatory Authorities that are involved in other clinical trials of the Compugen Compound with respect to Compugen, and the BMS Compound with respect to BMS, and (in the event of a Material Safety Issue) to Third Parties that are collaborating with Compugen or BMS, respectively, in the conduct of such other clinical trials of the Compugen Compound or the BMS Compound, in each case solely to the extent necessary for the proper conduct of such clinical trials and/or to comply with Applicable Law and regulatory requirements; and

(i)          (i) to actual and/or bona fide potential licensees and/or collaborators, disclosure of the terms of this Agreement solely for the purpose of evaluating or carrying out an actual or potential collaboration, and (ii) to actual and/or bona fide potential investors, acquirers and/or merger partners, disclosure of the Combined Therapy Study Data and the terms of this Agreement, in each case ((i) and (ii)), under confidentiality and non-use obligations at least as protective of Confidential Information as those of this Agreement; except the term of such obligations may be for as long a duration as can reasonably be negotiated, but in any case such term shall have a duration that is commercially reasonable under the circumstances.

Notwithstanding the foregoing, if a Party is required or otherwise intends to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.3(b) and/or Section 9.3(c), it shall, to the extent permitted pursuant to Applicable Law, give advance notice to such other Party of such impending disclosure and endeavor in good faith to secure confidential treatment of such Confidential Information and/or reasonably assist the Party that owns such Confidential Information in seeking a protective order or other confidential treatment.  If a Party intends to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.3(a), it shall give advance notice to such other Party of such intended disclosure, and the Parties shall cooperate with respect to the timing and secure the other Party’s permission to make such disclosure taking into account the non-disclosing Party’s plans for Patent filings on Inventions in accordance with Section 6.1.

9.4          Disclosure to Ono.  Notwithstanding any other provision of this Agreement, Compugen hereby expressly authorizes BMS to disclose to Ono (i) the existence (but not the terms) of this Agreement, the Combined Therapy Study and the Protocols, (ii) the BMS Study Data and the Combined Therapy Study Data and (iii) any Confidential Information, in each case (i) and (ii) solely as necessary for BMS to fulfill its obligations to Ono under the Ono-BMS Agreement with respect to the BMS Compound; provided that Ono is subject to written confidentiality and non-use obligations at least as restrictive as set forth herein.

9.5          Press Releases and Publications.

(a)          The Parties shall jointly agree (which agreement shall not be unreasonably withheld or delayed) to the content and timing of all external communications with respect to this Agreement (including, without limitation, an initial press release (the content of which is attached hereto as Exhibit B), subsequent press releases, Q&As, and the content and wording for of any listing of the Combined Therapy Study required to be listed on a public database or other public registry such as www.clinicaltrials.gov).  The Parties have agreed on the initial press release, having the content as set forth in Exhibit B, which will be issued at a time agreed by the Parties, but in any event no later than five (5) Business Days after the Effective Date (unless the Parties agree otherwise in writing).  Notwithstanding the foregoing, information contained in external communications previously approved by the Parties may be included in subsequent external communications by either Party without review by, or the necessity to obtain prior approval from, the other Party.  For clarity, if either Party terminates this Agreement pursuant to Section 12.4, the Parties shall mutually agree upon any external communication related to such termination, [*].  Notwithstanding the foregoing in this Section 9.5(a) or anything to the contrary in this Agreement, each Party shall be permitted to publicly disclose information that such Party determines in good faith is necessary to be disclosed to comply with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock may be listed, or pursuant to an order of a court or governmental entity.

(b)          BMS will review, to the extent it has the right to do so under the Ono-BMS Agreement, and otherwise will use reasonable efforts to review Ono’s press releases, and shall permit Compugen to review any such press releases reviewed by BMS, regarding the Combined Therapy Study prior to publication to confirm that the subject matter of any such press releases by Ono is not more extensive than, and is otherwise consistent with, that which may have been released by Compugen and BMS under Section 9.5(a); provided that Ono shall be permitted to publicly disclose information disclosed to Ono in accordance with Section 9.4 to the extent necessary to comply with Applicable Law or the rules or regulations of any securities exchange on which Ono’s stock may be listed, or pursuant to an order of a court or governmental entity.

(c)          Compugen and BMS agree to collaborate to publicly disclose, publish or present (1) top-line results from the Combined Therapy Study as promptly as reasonably possible in a manner that, if possible, avoids jeopardizing the future publication of the Study Data at a scientific conference or in a scientific journal (but in no way will this supersede the requirements of any Applicable Law or the rules or regulations of any securities exchange or listing entity on which a Party’s stock is listed) solely for the purpose of disclosing, as soon as reasonably practicable, the safety or efficacy results and conclusions that are material to either Party under applicable securities laws, and (2) the conclusions and outcomes (the “Results”) of the Combined Therapy Study at a scientific conference as soon as reasonably practicable following the completion of such Combined Therapy Study, subject in the case of (2) to the following terms and conditions.  The Sponsoring Party shall take the lead in drafting the first joint abstract, presentation or publication of the interim (as appropriate) and final Results of any of the Combined Therapy Study.  Thereafter, both Parties shall have the right to propose disclosure, publication or presentation of the previously disclosed Results.  The Party proposing to disclose, publish or present the Results shall deliver to the other Party a copy of the proposed disclosure or publication at least [*] calendar days before submission to a Third Party, or, in the case of any abstract, poster or presentation at least [*] calendar days before submission to a Third Party.  The reviewing Party shall determine whether any of its Confidential Information that may be contained in such disclosure, publication, abstract, poster or presentation should be modified or deleted, whether to file a patent application on any Compugen Study Invention (solely with respect to Compugen) or BMS Study Invention (solely with respect to BMS) or Combined Therapy Invention disclosed therein.  The disclosure, publication or presentation shall be delayed for up to an additional [*] calendar days (i.e., a total of [*] calendar days (or [*] calendar days, in the case of any abstract, poster or presentation) from the initial proposal) if the reviewing Party reasonably requests such extension to allow time for the preparation and filing of relevant patent applications.  If the reviewing Party reasonably requests modifications to the disclosure, publication, abstract, poster or presentation to prevent the disclosure of a material trade secret or proprietary business information, the publishing Party shall edit such publication to prevent the disclosure of such information prior to submission of the disclosure, publication, abstract, poster or presentation.  In the event of a disagreement as to content, timing and/or venue or forum for any disclosure, publication or presentation of the Results, such dispute (a “Publication Dispute”) shall be referred to the Executive Officers (or their respective designees); provided that, in the absence of agreement after such good faith discussions during a period of [*] calendar days after the dispute is referred to the Executive Officers, and upon expiration of the [*] or [*] calendar day period (or as applicable [*] or [*] calendar day period) as outlined above, (i) academic collaborators engaged by [*] in connection with the performance of the Combined Therapy Study may publish Combined Therapy Study Data obtained by such academic collaborator solely to the extent that such ability to publish such Combined Therapy Study Data is set forth in an agreement between [*] and such academic collaborator relating to the conduct of Combined Therapy Study and (ii) the publishing party may publish or present the Results, provided that such publication or presentation does not contain the other Party’s Confidential Information (other than the Results and Combined Therapy Study Data) and is consistent with industry practice for similar publications and each Party’s established publication policy.  Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed academic journals at the time of the proposed disclosure, publication or presentation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.6          Compliance with Sunshine Laws.  For purposes of compliance with reporting obligations under Sunshine Laws, as between the Parties, BMS will report all payments or other transfers of value (“POTV”) made by or on behalf of the Sponsoring Party related to the conduct of the Combined Therapy Study and any applicable associated contractor engagements.  BMS shall request delayed publication for any reported POTV for Studies sponsored by Compugen as permitted under the Sunshine Laws and if consistent with BMS’s normal business practices.  In the event that Compugen becomes responsible for reporting POTV for Studies sponsored by it in a given country during the Term, Compugen shall provide written notification to BMS and the Parties will meet to confer to discuss how they wish to handle reporting thereafter.  Interpretation of the Sunshine Laws for purposes of reporting any POTV by a Party shall be in such Party’s sole discretion so long as the interpretation complies with Applicable Law.  Compugen (i) will provide (to the extent in the possession of Compugen), or will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for the Combined Therapy Study provides, BMS with any information requested by BMS as BMS may reasonably determine is necessary for BMS to comply with its reporting obligations under Sunshine Laws (with such amounts paid to, or at the direction of, healthcare providers, teaching hospitals and/or any other persons for whom POTVs must be reported under Sunshine Laws to be reported to BMS within a reasonable time period specified by BMS) and (ii) will reasonably cooperate with, and will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for the Combined Therapy Study reasonably cooperates with, BMS in connection with its compliance with such Sunshine Laws.  The form in which Compugen provides any such information shall be mutually agreed but sufficient to enable BMS to comply with its reporting obligations and BMS may disclose any information that it believes is necessary to comply with Sunshine Laws.  Without limiting the foregoing, BMS shall have the right to allocate POTVs in connection with this Agreement in any required reporting under Sunshine Laws in accordance with its normal business practices. These obligations shall survive the expiration and termination of this Agreement to the extent necessary for BMS to comply with Sunshine Laws.  For purposes of this Section 9.6, “Sunshine Laws” means Applicable Laws requiring disclosure of POTVs to certain healthcare providers, entities and individuals, including Section 6002 of the Patient Protection and Affordable Health Care Act of 2010 and implementing regulations thereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.7          Patient Privacy and Data Protection. Each Party shall comply with Applicable Laws relating to patient privacy and data protection.  Such compliance includes obtaining, in a manner consistent with Applicable Law, authorization from each Study subject to provide such subject’s personally identifiable information (including “protected health information” as that term is defined under HIPAA) to the Sponsoring Party and its representatives, collaborators (including, as applicable, the Other Party and its Affiliates) and licensees for the purposes of (a) conducting the applicable Combined Therapy Study, and performing the Sample analysis required under the Bioanalysis Plan, including PD-L1 Expression Testing and PVRIG Inhibitor Biomarker Testing; (b) conducting research directly related to the health condition under investigation pursuant to the Protocol and related diseases; (c) using the BMS Compound and the Compugen Compound in disease therapy or diagnosis; and (d) inspecting records and/or facilities relevant to the Combined Therapy Study.  Each Party agrees that it shall not disclose in any publication, information that would reveal the identity of a subject (such as name, photograph, social security number, telephone number or address), without the written consent of such subject

9.8          Destruction of Confidential Information.  Upon expiration or termination of the Agreement, the receiving Party shall, upon request by the other Party, immediately destroy or return all of the other Party’s Confidential Information relating solely to its Compound (but not to the Combined Therapy or the Combined Therapy Study data) in its possession; provided that the receiving Party shall be entitled to retain one (1) copy of Confidential Information solely for record-keeping purposes and shall not be required to destroy any off-site computer files created during automatic system back up which are subsequently stored securely by the receiving Party.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1          Authority and Binding Agreement. Compugen and BMS each represents and warrants to the other that (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) the Agreement has been duly executed and delivered on behalf of each Party and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.

10.2          No Conflicts. Compugen and BMS each represents and warrants that, to the best of its knowledge as of the Effective Date, it has not entered as of the Effective Date, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not as of the Effective Date taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement.  BMS represents and warrants that (i) nothing in this Agreement conflicts with its obligations under the Ono-BMS Agreement, and BMS’ performance of its obligations hereunder will not result in any breach of obligations under the Ono-BMS Agreement, and (ii) as of the Effective Date, it is not in breach of any of its obligations under the Ono-BMS Agreement that would (with notice and the passage of time or otherwise) give rise to a termination right under the Ono Agreement. Each Party represents and warrants to the other Party that, to its knowledge as of the Effective Date, the practice of the license granted by such Party in Section 3.1(a) or 3.2(a), as applicable, does not infringe any Patents of a Third Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3          Litigation.  Compugen and BMS each represents and warrants that, to the best of its knowledge as of the Effective Date, it is not aware of any pending or threatened litigation (and has not received any communication) that alleges that its activities related to this Agreement have violated, or that by conducting the activities as contemplated in this Agreement it would violate, any of the intellectual property rights of any other Person (after giving effect to the license grants in this Agreement).

10.4          No Adverse Proceedings.  Compugen and BMS each represents and warrants that, except as otherwise notified to the other Party in writing, as of the Effective Date, there is not pending or, to the knowledge of such Party, threatened, against such Party, any claim, suit, action or governmental proceeding that would, if adversely determined, materially impair the ability of such Party to perform its obligations under this Agreement.

10.5          Consents.  Compugen and BMS each represents and warrants that as of the Effective Date, to the best of its knowledge, all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons (i) required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained (or will have been obtained prior to such execution and delivery) and (ii) required to be obtained by such Party in connection with the performance of its obligations under this Agreement have been obtained or will be obtained prior to such performance.

10.6          No Debarment. Each Party hereby certifies to the other that it has not used, and will not use the services of any person disqualified, debarred, banned, subject to debarment or convicted of a crime for which a person could be debarred by the FDA under 21 U.S.C. 335a, as amended (or subject to a similar sanction of any other Regulatory Authority), in any capacity in connection with any of the services or work provided under the Combined Therapy Study and that this certification may be relied upon in any applications to the FDA or any other Regulatory Authority.  It is understood and agreed that this certification imposes a continuing obligation upon each Party to notify the other promptly of any change in the truth of this certification.  Upon request by a Party, the other Party agrees to provide a list of persons used to perform the services or work provided under any activities conducted for or on behalf of such Party or any of its Affiliates pursuant to this Agreement who, to such Party’s knowledge, within the five years preceding the Effective Date, or subsequent to the Effective Date, were or are convicted of one of the criminal offenses required by 21 U.S.C. 335a, as amended, to be listed in any application for approval of an abbreviated application for drug approval.

10.7          Compliance with Applicable Law.  Compugen and BMS each represents and warrants that it shall comply in all material respects with all Applicable Law of the country or other jurisdiction, or any court or agency thereof, applicable to the performance of its activities hereunder or any obligation or transaction hereunder, including those pertaining to the production and handling of drug products, such as those set forth by the Regulatory Agencies, as applicable, and the applicable terms of this Agreement, in the performance of its obligations hereunder.

10.8          Affiliates.  Compugen and BMS each represents and warrants that, to the extent the intellectual property, Regulatory Documentation or Technology licensed by it hereunder are Controlled by its Affiliates or a Third Party, it has the right to use, and has the right to grant (sub)licenses to the other Party to use, such intellectual property, Regulatory Documentation or Technology in accordance with the terms of this Agreement.

10.9          Ethical Business Practices.  Compugen and BMS each represents and warrants that neither it nor its Affiliates will make any payment, either directly or indirectly, of money or other assets, including the compensation such Party derives from this Agreement (collectively a “Payment”), to government or political party officials, officials of International Public Organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (collectively “Officials”) where such Payment would constitute violation of any law, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq.  In addition, regardless of legality, neither it nor its Affiliates will make any Payment either directly or indirectly to Officials if such Payment is for the purpose of improperly influencing decisions or actions with respect to the subject matter of this Agreement.  All activities will be conducted in compliance with the U.S. False Claims Act and the U.S. Anti-Kickback Statute.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.10          Compound Safety Issues.  Each Party represents and warrants that, to the best of its knowledge as of the Effective Date, it is not aware of any material safety data relating to its Compound, whether alone or in combination with any other agent, that either has not already been communicated to the other Party or is not reflected in the investigator’s brochure for its Compound existing as of the Effective Date.

10.11          Accounting.  Each Party represents and warrants that all transactions under the Agreement shall be properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects.

10.12          Access.  Compugen has identified to BMS all CRFs, ICFs, Site Agreements and CRO Agreements for the Initial Studies entered into or finalized prior to the Effective Date.  Compugen has provided BMS with true and complete copies of such CRFS, ICFs, Site Agreements and CRO Agreements, including all modifications, supplements or other amendments thereto as of the Effective Date.

10.13          DISCLAIMER OF WARRANTY. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS ARTICLE 10 ARE IN LIEU OF, AND THE PARTIES DO HEREBY DISCLAIM, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 11

INSURANCE; INDEMNIFICATION; LIMITATION OF LIABILITY

11.1          BMS Indemnification. BMS hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Compugen, its Affiliates, and its and their agents, directors, officers, and employees (the “Compugen Indemnitees”) from and against any and all liabilities, expenses and/or losses, including without limitation reasonable legal expenses and attorneys’ fees (collectively “Losses”) resulting from Third Party suits, claims, actions and demands (each, a “Third Party Claim”) to the extent that they arise or result from (a) the negligence or intentional misconduct of BMS, any BMS Indemnitee or any sublicensee of BMS conducting activities on behalf of BMS under this Agreement; (b) any breach by BMS of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Study clinical trial to the extent caused by the development, use or manufacture of the BMS Compound; (d) any injury to a subject in a Combined Therapy Study clinical trial where it ultimately cannot be or is not determined if such injury is the direct result of the BMS Compound on the one hand or the Compugen Compound on the other hand, provided that, in the case of this clause (d), [*]; or (e) the use by BMS of Study Data or Inventions, excluding Third Party Claims that are covered under Section 6.4; but excluding, in each case ((a) through (e)), any such Losses to the extent Compugen is obligated to Indemnify the BMS Indemnitees pursuant to Section 11.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2          Compugen Indemnification.  Compugen hereby agrees to Indemnify BMS, its Affiliates, and its and their agents, directors, officers, and employees (the “BMS Indemnitees”) from and against any and all Losses resulting from Third Party Claims to the extent that they arise or result from (a) the negligence or intentional misconduct of Compugen or any Compugen Indemnitee or any sublicensee of Compugen conducting activities on behalf of Compugen under this Agreement; (b) any breach by Compugen of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Study clinical trial to the extent caused by the development, use or manufacture of the Compugen Compound; (d) any injury to a subject in a Combined Therapy Study clinical trial where it ultimately cannot be or is not determined if such injury is the direct result of the Compugen Compound on the one hand or the BMS Compound on the other hand; provided that, in the case of this clause (d), [*]; or (e) the use by Compugen of Study Data or Inventions, excluding Third Party Claims that are covered under Section 6.4; but excluding, in each case ((a) through (e)), any such Losses to the extent BMS is obligated to Indemnify the Compugen Indemnitees pursuant to Section 11.1.

11.3          Indemnification Procedure. Each Party’s agreement to Indemnify the other Party is conditioned on the performance of the following by the Party seeking indemnification: (a) providing written notice to the Indemnifying Party of any Loss of the types set forth in Section 11.1 and 11.2 within [*] after the Party seeking indemnification has knowledge of such Loss; provided that, any delay in complying with the requirements of this clause (a) will only limit the Indemnifying Party’s obligation to the extent of the prejudice caused to the Indemnifying Party by such delay; (b) permitting the Indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Loss; (c) providing reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in the investigation of, preparation for and defense of any Loss; and (d) not compromising or settling such Loss without the Indemnifying Party’s written consent, such consent not to be unreasonably withheld or delayed.

11.4          Separate Defense of Claims.  In the event that the Parties cannot agree as to the application of Sections 11.1, 11.2 and/or 11.3 to any particular Loss, the Parties may conduct separate defenses of such Loss. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 11.1, 11.2 and/or 11.3 upon resolution of the underlying claim, notwithstanding the provisions of Section 11.3(b).

11.5          Insurance.  Each Party shall maintain commercially reasonable levels of insurance or other adequate and commercially reasonable forms of protection or, with respect to BMS, self-insurance, in each case that are consistent with customary practices in the industry, and to satisfy its indemnification obligations for its liabilities under Applicable Law.     Each Party shall provide the other Party with written notice at least thirty (30) calendar days prior to the cancellation, non-renewal or material change in such insurance or, with respect to BMS, self-insurance, which would materially adversely affect the rights of the other Party hereunder.

11.6          LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE).  NOTHING IN THIS SECTION 11.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTIONS 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 12

          TERM AND TERMINATION

12.1          Term.  This Agreement shall be effective as of the Effective Date and, unless earlier terminated pursuant to Sections 12.2, 12.3 or 12.4 or any other termination right expressly provided for elsewhere in this Agreement, shall continue, on a Combined Therapy Study-by-Combined Therapy Study basis, in effect until completion and delivery to both Parties of all case report forms, the Statistical Analysis Plan analyses and all final clinical study reports contemplated by each Combined Therapy Study (the “Term”).

12.2          Termination for Material Breach.

(a)          Notice and Cure Period.  If a Party (the “Breaching Party”) is in material breach of this Agreement, the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying the nature of such material breach.  The Breaching Party shall have a period of [*] after receipt of such notice to cure such material breach (the “Cure Period”) in a manner reasonably acceptable to the Non-Breaching Party.  For the avoidance of doubt, this provision is not intended to restrict in any way either Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.

(b)          Termination Right.  The Non-Breaching Party shall have the right to terminate this Agreement (i) on a Combined Therapy Study-by-Combined Therapy Study basis if such breach is solely related to such Combined Therapy Study or (ii) the Agreement as a whole if (A) the breach applies to all Combined Therapy Studies or (B) such breach is of Article 9, in each case upon written notice, in the event that the Breaching Party has not cured such material breach within the Cure Period, provided that if such breach is capable of cure but cannot be cured within the Cure Period despite the use of diligent efforts, and the Breaching Party notifies the Non-Breaching Party of its intent to cure and commences actions to cure such material breach within the Cure Period and thereafter diligently continues such actions, the Breaching Party shall have an additional [*] to cure such breach.  If a Party contests such termination pursuant to the dispute resolution procedures under Section 13.3, such termination shall not be effective until a conclusion of the dispute resolution procedures in Section 13.3, as applicable, resulting in a determination that there has been a material breach and such breach is not cured within [*] after such determination (or, if earlier, abandonment of the dispute by such Party without cure of the breach within [*] thereafter).

12.3          Termination for Bankruptcy.  Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of such other Party’s assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed or stayed within [*] after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.4          Termination Due to Material Safety Issue.  Either Party shall have the right to terminate this Agreement as applied to a particular Combined Therapy Study immediately upon written notice if it is necessary to protect the safety, health or welfare of subjects enrolled in such Combined Therapy Study due to the existence of a Material Safety Issue.  In the event of termination due to a Material Safety Issue, prior to the terminating Party providing written notice, the Party’s Executive Officers shall, to the extent practicable, meet and discuss in good faith the safety concerns raised by the terminating Party and consider in good faith the input, questions and advice of the non-terminating Party, but should any dispute arise in such discussion, the dispute resolution processes set forth in Section 13.3 shall not apply to such dispute and the terminating Party shall have the right to issue such notice and such termination shall take effect without the Parties first following the procedures set forth in Section 13.3.  Notwithstanding the foregoing, a complete Clinical Hold (not partial) with respect to either the BMS Compound or the Compugen Compound at any time after the Effective Date shall be deemed to be sufficient grounds for a Party to terminate this Agreement with respect to a particular Combined Therapy Study immediately pursuant to this Section 12.4.  If a partial Clinical Hold with respect to either a BMS Compound or the Compugen Compound should arise at any time after the Effective Date, the Parties will promptly meet and discuss the basis for the partial Clinical Hold, how long the partial Clinical Hold is expected to last and how they might address the issue that caused the partial Clinical Hold; provided that either Party may terminate this Agreement if such Clinical Hold persists for [*] and such Party concludes that such Clinical Hold will result in material additional costs or material delays in the conduct of the Combined Therapy Study.

12.5          Effect of Termination.  Upon expiration or termination of this Agreement (as a whole or with respect to a particular Combined Therapy Study), (a) the licenses granted to each Party to conduct the terminated Combined Therapy Study under Sections 3.1(a) and 3.2(a) shall terminate solely with respect to such terminated Combined Therapy Study(ies) (and, for clarity, shall survive with respect to other Combined Therapy Studies), and (b) the Parties shall use reasonable efforts to wind down activities under this Agreement with respect to the terminated Combined Therapy Studies in a reasonable manner and to avoid incurring any additional expenditures or non-cancellable obligations; provided that the Sponsoring Party may continue to dose subjects enrolled in the terminated Combined Therapy Study through completion of the Protocol if dosing is required by the applicable Regulatory Authority(ies) and/or Applicable Law(s) or if dosing would be medically appropriate based on clinical benefit shown.  Any such wind-down activities will include (i) in the case where Compugen is the Sponsoring Party, the return to BMS, or destruction, of all BMS Compound provided by BMS and not consumed in the applicable Combined Therapy Study and (ii) in the case where BMS is the Sponsoring Party, the return to Compugen, or destruction, of all Compugen Compound provided by Compugen and not consumed in the applicable Combined Therapy Study.  If applicable, upon termination of this Agreement, the Parties shall remain responsible pursuant to the terms of this Agreement for any expenses incurred that are associated with terminating any ongoing clinical trial work and/or result from such ongoing activities under this Agreement solely to the extent such activities are deemed necessary by Compugen (after discussion at a meeting of the JDC) based on reasonable medical judgment to protect the health of subjects participating in each Combined Therapy Study.

12.6          Survival.  The following Articles and Sections of this Agreement and all definitions relating thereto shall survive any expiration or termination of this Agreement for any reason: Sections 3.1(b) and 3.2(b), Sections 4.1(b) and 4.2(b), Article 6 (Intellectual Property), Article 7 (Collaboration Costs), Article 8 (Records and Study Data), Article 9 (Confidentiality), Section 10.13, Article 11 (Indemnification), Section 12.5 (Effect of Termination), Section 12.6 (Survival), Article 13 (Miscellaneous), Exhibit D (to the extent provided therein) and Exhibit E (to the extent provided therein).

ARTICLE 13

MISCELLANEOUS

13.1          Entire Agreement.  The Parties acknowledge that this Agreement shall govern all activities of the Parties with respect to each Combined Therapy Study from the Effective Date forward.  This Agreement, including the Exhibits hereto, together with the Protocol, Supply and Quality Documentation and the Pharmacovigilance Agreement, sets forth the complete, final and exclusive agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to such subject matter, including the CDA.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in this Agreement.  All Exhibits attached hereto are incorporated herein as part of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2          Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

13.3          Dispute Resolution.

 (a)          In the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of this Agreement (each a “Dispute”), other than a JDC Dispute or a Publication Dispute or a dispute as to whether a Material Safety Issue exists, the Parties shall refer such Dispute promptly to the Alliance Managers for resolution.  If the Alliance Managers are unable to resolve such Dispute within [*] after a matter has been presented to them, then upon the request of either Party by written notice, the Parties shall refer such Dispute to the Executive Officers.  This Agreement shall remain in effect during the pendency of any such Dispute.  In the event that no resolution is made by the Executive Officers in good faith negotiations within [*] after such referral to them, then (i) if such Dispute constitutes an Arbitration Matter, such Dispute shall be resolved through arbitration in accordance with the remainder of this Section 13.3 and (ii) if such Dispute relates to the scope, validity, enforceability or infringement of any patents, it shall be submitted to a court of competent jurisdiction in the country in which such patent rights were granted or arose; provided that either Party shall have the right to seek an injunction or other equitable relief in accordance with Section 13.4, and with respect to any JDC Dispute or Publication Dispute, the specific dispute resolution processes contained in Sections 2.8 or 9.5(c), as applicable, will apply.

 (b)          If a Dispute that constitutes an Arbitration Matter remains unresolved after escalation to the Executive Officers as described above, either Party may refer the matter to arbitration as described herein. Any arbitration under this Agreement shall be conducted under the auspices of the American Arbitration Association by a panel of three (3) arbitrators pursuant to that organization’s Commercial Arbitration Rules then in effect, with each Party selecting one arbitrator and the two Party-selected arbitrators selecting the third arbitrator; provided that the Parties hereby agree that the time schedule for the appointment of arbitrators and the time schedule for submission of the statement of defense shall follow the American Arbitration Association Arbitration Rules.  The fees and expenses of the arbitrators shall be borne in equal shares by the Parties.  Each Party shall bear the fees and expenses of its legal representation in the arbitration.  The arbitral tribunal shall not reallocate either the fees and expenses of the arbitrators or of the Parties’ legal representation.  The arbitration shall be held in New York, New York, USA, which shall be the seat of the arbitration.  The language of the arbitration shall be English. The existence and content of the arbitral proceeding, including any rulings or award, shall be kept confidential by the Parties and the arbitrators except to the extent (i) required by Applicable Law; (ii) required to protect or pursue a legal right; (iii) required to enforce or challenge an award; or (iv) approved by written consent of the Parties.

13.4          Injunctive Relief.  Notwithstanding anything herein to the contrary, a Party may seek an injunction or other injunctive relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis.  For the avoidance of doubt, if either Party (a) discloses Confidential Information of the other Party other than as permitted under Article 9, (b) uses (in the case of Compugen) the BMS Compound or BMS Technology or (in the case of BMS) the Compugen Compound or Compugen Technology in any manner other than as expressly permitted under this Agreement or (c) otherwise is in material breach of this Agreement and such material breach could cause immediate harm to the value of the Compugen Compound (for Compugen) or the BMS Compound (for BMS), the other Party shall have the right to seek an injunction or other equitable relief precluding the other Party from continuing its activities related to the Combined Therapy Study without waiting for the conclusion of the dispute resolution procedures under Section 13.3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.5          Force Majeure.  The Parties shall be excused from the performance of their obligations under this Agreement (other than the payment of monies owed to the other Party) to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall mean acts of God, strikes or other concerted acts of workers, civil disturbances, fires, earthquakes, acts of terrorism, floods, explosions, riots, war, rebellion, sabotage or failure or default of public utilities or common carriers or similar conditions beyond the control of the Parties. If such force majeure prevents performance of a Party for a period of one hundred twenty (120) days or more, then the other Party may terminate this Agreement upon written notice to the non-performing Party, and the Parties will conduct the wind-down activities described in Section 12.5.

13.6          Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if such notice is timely and is: (a) mailed by first class certified or registered mail, postage prepaid, return receipt requested, (b) sent by express delivery service, or (c) personally delivered.  Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For Compugen:	Compugen USA, Inc. 250 E. Grand Avenue Suite 65 South San Francisco CA 94080 Attention: SVP Corporate and Business Development

With a copy to:	Compugen, Ltd. Azrieli Center 26 Harokmim Street, Building D Holon 5885849 Israel Attention: General Counsel

For BMS:	Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: Vice President, Global Development Lead - Nivolumab

With a copy to:                        Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: Vice President & Assistant General Counsel, Business Development

For convenience only, notices will also be delivered by electronic mail to the appropriate parties.  However, any such communication shall be deemed to have been received when delivered in tangible paper format using one of the methods described above.  It is understood and agreed that this Section 13.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.7          No Waiver; Modifications.  It is agreed that no waiver by a Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.  No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.8          No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party. No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

13.9          Independent Contractor.  The Parties are independent contractors of each other, and the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall be the agent of the other or have any authority to act for, or on behalf of, the other Party in any matter.

13.10        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent (a) to an Affiliate, (b) to a Third Party that merges with, consolidates with or acquires substantially all of the assets or voting control of the assigning Party or (c) to a Third Party that acquires all the rights to the Compugen Compound, in the case of Compugen, or the BMS Compound, in the case of BMS. Any permitted successor or assignee of rights and/or obligations pursuant to clause (b) or (c) above shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations.  Any assignment or attempted assignment by any Party in violation of the terms of this Section 13.10 shall be null and void and of no legal effect.

13.11        Headings.  The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

13.12        Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Agreement may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signature.

13.13        Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

13.14        Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement.

13.15        No Benefit to Third Parties.  The representations, warranties and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               13.16        Other Clinical Trials; Non-Exclusive Relationship.

(a)          Except for the Combined Therapy Studies, each clinical trial for the BMS Compound and the Compugen Compound, alone or in combination with other pharmaceutical agents, is independently conducted and shall not be subject to this Agreement.

(b)          Subject to and without limiting the other terms and conditions of this Agreement (including Section 3.7 and Exhibit D), nothing in the Agreement shall prohibit Compugen from conducting studies of the Compugen Compound in combination with PD-1 antagonists, and nothing in the Agreement shall prohibit BMS from conducting studies of the BMS Compound in combination with inhibitors of PVRIG.

               13.17          Construction.  Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article or Exhibit means a Section or Article of, or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified; (b) references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto; (c) words in the singular or plural form include the plural and singular form, respectively; (d) the terms “including,” “include(s),” “such as,” and “for example” used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; and (e) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement.   No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

[signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

COMPUGEN LTD.	BRISTOL-MYERS SQUIBB COMPANY
By: Name: Title:	By: Name: Title:

[Signature Page to Master Clinical Trial Collaboration Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit Index

Exhibit A:	Combined Therapy Studies to be Conducted (as of Effective Date), including Study Plans and Protocol (if finalized)

Exhibit B:          Press Release

Exhibit C:          Form of Study Plan and Executed Subsequent Combined Therapy Study Plans

Exhibit D:          Exclusivity and Right of First Negotiation

Exhibit E:          Subsequent Studies

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Combined Therapy Studies Anticipated to be Conducted (as of Effective Date)

STUDY PLAN NO. 1

THIS STUDY PLAN NO. 1 ([*]), effective as of the Effective Date of the Agreement, is governed by the terms of that certain Master Clinical Trial Collaboration Agreement in effect between Compugen Ltd., an Israeli corporation with a place of business at Azrieli Center, 26 Harokmim Street, Building D, Holon 5885849, Israel (“Compugen”) and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, NY 10154 (“BMS”), effective ___________, 2018 (the “Agreement”).  Any provision in this Study Plan that is inconsistent with the terms and conditions of the Agreement is invalid unless this Study Plan expressly states that the Parties intend to amend a specific provision of the Agreement.

In accordance with the Agreement, the Parties have agreed to this Study Plan for the particular Combined Therapy Study described under this Study Plan, to be conducted by the Parties under and subject to the terms and conditions of the Agreement.

1.	Sponsoring Party: The Sponsoring Party for this Combined Therapy Study is Compugen, Ltd.

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Parties have caused this Study Plan to be executed by their duly authorized representatives as of the Study Plan Effective Date.

COMPUGEN LTD.	BRISTOL-MYERS SQUIBB COMPANY
By: Name: Title:	By: Name: Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A - 2

[*] (15 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A - 3

EXHIBIT B

Press Release

Bristol-Myers Squibb and Compugen Announce Clinical Collaboration to Evaluate
Therapeutic Regimen in Advanced Solid Tumors

NEW YORK and HOLON, Israel – October 11, 2018 – Bristol-Myers Squibb Company (NYSE: BMY) and Compugen (NASDAQ: CGEN) today announced the companies have entered into a clinical trial collaboration to evaluate the safety and tolerability of Compugen’s COM701, an investigational anti-PVRIG antibody, in combination with Bristol-Myers Squibb’s programmed death-1 (PD-1) immune checkpoint inhibitor Opdivo® (nivolumab), in patients with advanced solid tumors. In conjunction with this collaboration, Bristol-Myers Squibb will make a $12 million equity investment in Compugen.

Compugen will sponsor the ongoing two-part Phase 1 trial, which includes the evaluation of the combination of COM701 and Opdivo in four tumor types, including non-small cell lung, ovarian, breast and endometrial cancer. The collaboration is also designed to address potential future combinations, including trials sponsored by Bristol-Myers Squibb to investigate combined inhibition of checkpoint mechanisms, such as PVRIG and TIGIT. The clinical combination of multiple immune checkpoint inhibition is designed to test the biological rationale of the PVRIG pathway and the synergistic activity demonstrated in preclinical models.

“We are excited to have Bristol-Myers Squibb, the global leader in immuno-oncology, as a collaborator and strategic investor in Compugen,” said Anat Cohen-Dayag, Ph.D., President and CEO of Compugen Ltd. “This collaboration gives Compugen access to Bristol-Myers Squibb’s Opdivo, enabling the evaluation of COM701 plus a PD-1 inhibitor and potentially accelerating the timeline for clinical testing of COM701 as part of other novel combinations.”

“Our goal is to evaluate whether the innovative combination of COM701 with Opdivo is safe and active in various tumor types,” said Fouad Namouni, M.D., Head of Development, Oncology, Bristol-Myers Squibb. “We look forward to building a strong collaboration with Compugen and addressing significant unmet needs.”

Under the terms of the share purchase agreement, Bristol-Myers Squibb will make a $12 million investment in Compugen comprised of 2,424,243 shares of Compugen stock purchased at $4.95 per share, representing a 33% premium over the average closing price on the last 20 NASDAQ trading days.  The investment is expected to close on or about October 12, 2018, subject to closing conditions.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Specific terms of the agreement can be found here.

Compugen Conference Call and Webcast Information

Compugen management will host a conference call today, Thursday, October 11, 2018, at 8:30 a.m. ET to discuss the clinical collaboration. To access the live conference call by telephone, please dial 1-888-668-9141 from the U.S. or +972-3-918-0609 internationally. The conference call will also be available via live webcast through Compugen’s website, located at the following link. Following the live audio webcast, a replay will be available on the Company’s website.

About COM701

COM701 is a humanized antibody that binds with high affinity to PVRIG, a novel B7/CD28-like immune checkpoint target candidate discovered by Compugen, blocking the interaction with its ligand, PVRL2. Blockade of PVRIG by COM701 has demonstrated potent, reproducible enhancement of T cell activation, consistent with the desired mechanism of action of activating T cells in the tumor microenvironment to generate anti-tumor immune responses.  In addition, COM701 combined with antagonist anti-PD-1 antibodies has demonstrated synergistic effects on human T cell stimulation, indicating an intersection of the PVRIG and PD-1 inhibitory pathways and the potential of these combinations to further enhance immune response against tumors.

PVRIG and TIGIT constitute parallel immune checkpoint pathways that counteract DNAM-1, a costimulatory molecule on T cells and NK cells.  Preclinical data for COM701 suggest that PVRIG may be a dominant checkpoint in diverse patient populations with tumors that express elevated PVRL2 as compared to expression of the TIGIT ligand PVR.  This include patients with breast, endometrial, and ovarian cancers.  In addition, expression studies show that PVRIG, TIGIT, and their respective ligands, are expressed in a broad variety of tumor types, such as those noted above, as well as lung, kidney, and head & neck cancers. In these tumors the blockade of both TIGIT and PVRIG may be required to sufficiently stimulate an anti-tumor immune response, with or without additional PD-1 pathway blockade.

About Opdivo
Opdivo is a programmed death-1 (PD-1) immune checkpoint inhibitor that is designed to uniquely harness the body’s own immune system to help restore anti-tumor immune response. By harnessing the body’s own immune system to fight cancer, Opdivo has become an important treatment option across multiple cancers.

Opdivo’s leading global development program is based on Bristol-Myers Squibb’s scientific expertise in the field of Immuno-Oncology and includes a broad range of clinical trials across all phases, including Phase 3, in a variety of tumor types. To date, the Opdivo clinical development program has enrolled more than 25,000 patients. The Opdivo trials have contributed to gaining a deeper understanding of the potential role of biomarkers in patient care, particularly regarding how patients may benefit from Opdivo across the continuum of PD-L1 expression.

In July 2014, Opdivo was the first PD-1 immune checkpoint inhibitor to receive regulatory approval anywhere in the world. Opdivo is currently approved in more than 60 countries, including the United States, the European Union, and Japan. In October 2015, the company’s Opdivo and Yervoy combination regimen was the first Immuno-Oncology combination to receive regulatory approval for the treatment of metastatic melanoma and is currently approved in more than 50 countries, including the United States and the European Union.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

U.S. FDA-APPROVED INDICATIONS FOR OPDIVO

OPDIVO® (nivolumab) as a single agent is indicated for the treatment of patients with BRAF V600 mutation-positive unresectable or metastatic melanoma. This indication is approved under accelerated approval based on progression-free survival. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.

OPDIVO® (nivolumab) as a single agent is indicated for the treatment of patients with BRAF V600 wild-type unresectable or metastatic melanoma.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the treatment of patients with unresectable or metastatic melanoma. This indication is approved under accelerated approval based on progression-free survival. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.

OPDIVO® (nivolumab) is indicated for the treatment of patients with metastatic non‑small cell lung cancer (NSCLC) with progression on or after platinum-based chemotherapy. Patients with EGFR or ALK genomic tumor aberrations should have disease progression on FDA-approved therapy for these aberrations prior to receiving OPDIVO.

OPDIVO® (nivolumab) is indicated for the treatment of patients with advanced renal cell carcinoma (RCC) who have received prior anti-angiogenic therapy.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the treatment of patients with intermediate or poor-risk, previously untreated advanced renal cell carcinoma (RCC).

OPDIVO® (nivolumab) is indicated for the treatment of adult patients with classical Hodgkin lymphoma (cHL) that has relapsed or progressed after autologous hematopoietic stem cell transplantation (HSCT) and brentuximab vedotin or after 3 or more lines of systemic therapy that includes autologous HSCT. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OPDIVO® (nivolumab) is indicated for the treatment of patients with recurrent or metastatic squamous cell carcinoma of the head and neck (SCCHN) with disease progression on or after platinum-based therapy.

OPDIVO® (nivolumab) is indicated for the treatment of patients with locally advanced or metastatic urothelial carcinoma who have disease progression during or following platinum-containing chemotherapy or have disease progression within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. This indication is approved under accelerated approval based on tumor response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

OPDIVO® (nivolumab) is indicated for the treatment of adult and pediatric (12 years and older) patients with microsatellite instability high (MSI-H) or mismatch repair deficient (dMMR) metastatic colorectal cancer (CRC) that has progressed following treatment with a fluoropyrimidine, oxaliplatin, and irinotecan. This indication is approved under accelerated approval based on overall response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.

OPDIVO® (nivolumab) is indicated for the treatment of patients with hepatocellular carcinoma (HCC) who have been previously treated with sorafenib. This indication is approved under accelerated approval based on tumor response rate and durability of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.

•          OPDIVO® (nivolumab) is indicated for the adjuvant treatment of patients with melanoma with involvement of lymph nodes or metastatic disease who have undergone complete resection.

IMPORTANT SAFETY INFORMATION

WARNING: IMMUNE-MEDIATED ADVERSE REACTIONS

YERVOY can result in severe and fatal immune-mediated adverse reactions. These immune-mediated reactions may involve any organ system; however, the most common severe immune-mediated adverse reactions are enterocolitis, hepatitis, dermatitis (including toxic epidermal necrolysis), neuropathy, and endocrinopathy. The majority of these immune-mediated reactions initially manifested during treatment; however, a minority occurred weeks to months after discontinuation of YERVOY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Assess patients for signs and symptoms of enterocolitis, dermatitis, neuropathy, and endocrinopathy and evaluate clinical chemistries including liver function tests (LFTs), adrenocorticotropic hormone (ACTH) level, and thyroid function tests at baseline and before each dose.

Permanently discontinue YERVOY and initiate systemic high-dose corticosteroid therapy for severe immune-mediated reactions.

Immune-Mediated Pneumonitis

OPDIVO can cause immune-mediated pneumonitis. Fatal cases have been reported. Monitor patients for signs with radiographic imaging and for symptoms of pneumonitis. Administer corticosteroids for Grade 2 or more severe pneumonitis. Permanently discontinue for Grade 3 or 4 and withhold until resolution for Grade 2. In patients receiving OPDIVO monotherapy, fatal cases of immune-mediated pneumonitis have occurred. Immune-mediated pneumonitis occurred in 3.1% (61/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, immune-mediated pneumonitis occurred in 6% (25/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY  1 mg/kg, immune-mediated pneumonitis occurred in 4.4% (24/547) of patients.

In Checkmate 205 and 039, pneumonitis, including interstitial lung disease, occurred in 6.0% (16/266) of patients receiving OPDIVO. Immune-mediated pneumonitis occurred in 4.9% (13/266) of patients receiving OPDIVO: Grade 3 (n=1) and Grade 2 (n=12).

Immune-Mediated Colitis

OPDIVO can cause immune-mediated colitis. Monitor patients for signs and symptoms of colitis. Administer corticosteroids for Grade 2 (of more than 5 days duration), 3, or 4 colitis. Withhold OPDIVO monotherapy for Grade 2 or 3 and permanently discontinue for Grade 4 or recurrent colitis upon re-initiation of OPDIVO. When administered with YERVOY, withhold OPDIVO and YERVOY for Grade 2 and permanently discontinue for Grade 3 or 4 or recurrent colitis. In patients receiving OPDIVO monotherapy, immune-mediated colitis occurred in 2.9% (58/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, immune-mediated colitis occurred in 26% (107/407) of patients including three fatal cases. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, immune-mediated colitis occurred in 10% (52/547) of patients.

In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal (diarrhea of ≥7 stools above baseline, fever, ileus, peritoneal signs; Grade 3-5) immune-mediated enterocolitis occurred in 34 (7%) patients. Across all YERVOY-treated patients in that study (n=511), 5 (1%) developed intestinal perforation, 4 (0.8%) died as a result of complications, and 26 (5%) were hospitalized for severe enterocolitis.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Immune-Mediated Hepatitis

OPDIVO can cause immune-mediated hepatitis. Monitor patients for abnormal liver tests prior to and periodically during treatment. Administer corticosteroids for Grade 2 or greater transaminase elevations. For patients without HCC, withhold OPDIVO for Grade 2 and permanently discontinue OPDIVO for Grade 3 or 4. For patients with HCC, withhold OPDIVO and administer corticosteroids if AST/ALT is within normal limits at baseline and increases to >3 and up to 5 times the upper limit of normal (ULN), if AST/ALT is >1 and up to 3 times ULN at baseline and increases to >5 and up to 10 times the ULN, and if AST/ALT is >3 and up to 5 times ULN at baseline and increases to >8 and up to 10 times the ULN. Permanently discontinue OPDIVO and administer corticosteroids if AST or ALT increases to >10 times the ULN or total bilirubin increases >3 times the ULN. In patients receiving OPDIVO monotherapy, immune-mediated hepatitis occurred in 1.8% (35/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, immune-mediated hepatitis occurred in 13% (51/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, immune-mediated hepatitis occurred in 7% (38/547) of patients.

In Checkmate 040, immune-mediated hepatitis requiring systemic corticosteroids occurred in 5% (8/154) of patients receiving OPDIVO.

In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal hepatotoxicity (AST or ALT elevations >5x the ULN or total bilirubin elevations >3x the ULN; Grade 3-5) occurred in 8 (2%) patients, with fatal hepatic failure in 0.2% and hospitalization in 0.4%.

Immune-Mediated Neuropathies

In a separate Phase 3 study of YERVOY 3 mg/kg, 1 case of fatal Guillain-Barré syndrome and 1 case of severe (Grade 3) peripheral motor neuropathy were reported.

Immune-Mediated Endocrinopathies

OPDIVO can cause immune-mediated hypophysitis, immune-mediated adrenal insufficiency, autoimmune thyroid disorders, and Type 1 diabetes mellitus. Monitor patients for signs and symptoms of hypophysitis, signs and symptoms of adrenal insufficiency, thyroid function prior to and periodically during treatment, and hyperglycemia. Administer hormone replacement as clinically indicated and corticosteroids for Grade 2 or greater hypophysitis. Withhold for Grade 2 or 3 and permanently discontinue for Grade 4 hypophysitis. Administer corticosteroids for Grade 3 or 4 adrenal insufficiency. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 adrenal insufficiency. Administer hormone-replacement therapy for hypothyroidism. Initiate medical management for control of hyperthyroidism. Withhold OPDIVO for Grade 3 and permanently discontinue for Grade 4 hyperglycemia.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In patients receiving OPDIVO monotherapy, hypophysitis occurred in 0.6% (12/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, hypophysitis occurred in 9% (36/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, hypophysitis occurred in 4.6% (25/547) of patients. In patients receiving OPDIVO monotherapy, adrenal insufficiency occurred in 1% (20/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, adrenal insufficiency occurred in 5% (21/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, adrenal insufficiency occurred in 7% (41/547) of patients.  In patients receiving OPDIVO monotherapy, hypothyroidism or thyroiditis resulting in hypothyroidism occurred in 9% (171/1994) of patients. Hyperthyroidism occurred in 2.7% (54/1994) of patients receiving OPDIVO monotherapy. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, hypothyroidism or thyroiditis resulting in hypothyroidism occurred in 22% (89/407) of patients. Hyperthyroidism occurred in 8% (34/407) of patients receiving this dose of OPDIVO with YERVOY. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, hypothyroidism or thyroiditis resulting in hypothyroidism occurred in 22% (119/547) of patients. Hyperthyroidism occurred in 12% (66/547) of patients receiving this dose of OPDIVO with YERVOY. In patients receiving OPDIVO monotherapy, diabetes occurred in 0.9% (17/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, diabetes occurred in 1.5% (6/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, diabetes occurred in 2.7% (15/547) of patients.

In a separate Phase 3 study of YERVOY 3 mg/kg, severe to life-threatening immune-mediated endocrinopathies (requiring hospitalization, urgent medical intervention, or interfering with activities of daily living; Grade 3-4) occurred in 9 (1.8%) patients. All 9 patients had hypopituitarism, and some had additional concomitant endocrinopathies such as adrenal insufficiency, hypogonadism, and hypothyroidism. 6 of the 9 patients were hospitalized for severe endocrinopathies.

Immune-Mediated Nephritis and Renal Dysfunction

OPDIVO can cause immune-mediated nephritis. Monitor patients for elevated serum creatinine prior to and periodically during treatment. Administer corticosteroids for Grades 2-4 increased serum creatinine. Withhold OPDIVO for Grade 2 or 3 and permanently discontinue for Grade 4 increased serum creatinine. In patients receiving OPDIVO monotherapy, immune-mediated nephritis and renal dysfunction occurred in 1.2% (23/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, immune-mediated nephritis and renal dysfunction occurred in 2.2% (9/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, immune-mediated nephritis and renal dysfunction occurred in 4.6% (25/547) of patients.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Immune-Mediated Skin Adverse Reactions and Dermatitis

OPDIVO can cause immune-mediated rash, including Stevens-Johnson syndrome (SJS) and toxic epidermal necrolysis (TEN), some cases with fatal outcome. Administer corticosteroids for Grade 3 or 4 rash. Withhold for Grade 3 and permanently discontinue for Grade 4 rash. For symptoms or signs of SJS or TEN, withhold OPDIVO and refer the patient for specialized care for assessment and treatment; if confirmed, permanently discontinue. In patients receiving OPDIVO monotherapy, immune-mediated rash occurred in 9% (171/1994) of patients. In patients receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg, immune-mediated rash occurred in 22.6% (92/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, immune-mediated rash occurred in 16.6% (91/547) of patients.

In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal immune-mediated dermatitis (eg, Stevens-Johnson syndrome, toxic epidermal necrolysis, or rash complicated by full thickness dermal ulceration, or necrotic, bullous, or hemorrhagic manifestations; Grade 3-5) occurred in 13 (2.5%) patients. 1 (0.2%) patient died as a result of toxic epidermal necrolysis. 1 additional patient required hospitalization for severe dermatitis.

Immune-Mediated Encephalitis

OPDIVO can cause immune-mediated encephalitis. Evaluation of patients with neurologic symptoms may include, but not be limited to, consultation with a neurologist, brain MRI, and lumbar puncture. Withhold OPDIVO in patients with new-onset moderate to severe neurologic signs or symptoms and evaluate to rule out other causes. If other etiologies are ruled out, administer corticosteroids and permanently discontinue OPDIVO for immune-mediated encephalitis. In patients receiving OPDIVO monotherapy, encephalitis occurred in 0.2% (3/1994) of patients. Fatal limbic encephalitis occurred in one patient after 7.2 months of exposure despite discontinuation of OPDIVO and administration of corticosteroids. Encephalitis occurred in one patient receiving OPDIVO 1 mg/kg with YERVOY 3 mg/kg (0.2%) after 1.7 months of exposure. Encephalitis occurred in one patient receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg (0.2%) after approximately 4 months of exposure.

Other Immune-Mediated Adverse Reactions

Based on the severity of the adverse reaction, permanently discontinue or withhold OPDIVO, administer high-dose corticosteroids, and, if appropriate, initiate hormone-replacement therapy. Across clinical trials of OPDIVO monotherapy or in combination with YERVOY, the following clinically significant immune-mediated adverse reactions, some with fatal outcome, occurred in <1.0% of patients receiving OPDIVO: myocarditis, rhabdomyolysis, myositis, uveitis, iritis, pancreatitis, facial and abducens nerve paresis, demyelination, polymyalgia rheumatica, autoimmune neuropathy, Guillain-Barré syndrome, hypopituitarism, systemic inflammatory response syndrome, gastritis, duodenitis, sarcoidosis, histiocytic necrotizing lymphadenitis (Kikuchi lymphadenitis), motor dysfunction, vasculitis, aplastic anemia, pericarditis,  and myasthenic syndrome.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If uveitis occurs in combination with other immune-mediated adverse reactions, consider a Vogt-Koyanagi-Harada-like syndrome, which has been observed in patients receiving OPDIVO and may require treatment with systemic steroids to reduce the risk of permanent vision loss.

Infusion Reactions

OPDIVO can cause severe infusion reactions, which have been reported in <1.0% of patients in clinical trials. Discontinue OPDIVO in patients with Grade 3 or 4 infusion reactions. Interrupt or slow the rate of infusion in patients with Grade 1 or 2. In patients receiving OPDIVO monotherapy as a 60-minute infusion, infusion-related reactions occurred in 6.4% (127/1994) of patients. In a separate study in which patients received OPDIVO monotherapy as a 60-minute infusion or a 30-minute infusion, infusion-related reactions occurred in 2.2% (8/368) and 2.7% (10/369) of patients, respectively. Additionally, 0.5% (2/368) and 1.4% (5/369) of patients, respectively, experienced adverse reactions within 48 hours of infusion that led to dose delay, permanent discontinuation or withholding of OPDIVO. In patients receiving OPDIVO 1 mg/kg with ipilimumab 3 mg/kg every 3 weeks, infusion-related reactions occurred in 2.5% (10/407) of patients. In patients receiving OPDIVO 3 mg/kg with YERVOY 1 mg/kg, infusion-related reactions occurred in 5.1% (28/547) of patients.

Complications of Allogeneic HSCT after OPDIVO

Complications, including fatal events, occurred in patients who received allogeneic HSCT after OPDIVO. Outcomes were evaluated in 17 patients from Checkmate 205 and 039, who underwent allogeneic HSCT after discontinuing OPDIVO (15 with reduced-intensity conditioning, 2 with myeloablative conditioning). Thirty-five percent (6/17) of patients died from complications of allogeneic HSCT after OPDIVO. Five deaths occurred in the setting of severe or refractory GVHD. Grade 3 or higher acute GVHD was reported in 29% (5/17) of patients. Hyperacute GVHD was reported in 20% (n=2) of patients. A steroid-requiring febrile syndrome, without an identified infectious cause, was reported in 35% (n=6) of patients. Two cases of encephalitis were reported: Grade 3 (n=1) lymphocytic encephalitis without an identified infectious cause, and Grade 3 (n=1) suspected viral encephalitis. Hepatic veno-occlusive disease (VOD) occurred in one patient, who received reduced-intensity conditioned allogeneic HSCT and died of GVHD and multi-organ failure. Other cases of hepatic VOD after reduced-intensity conditioned allogeneic HSCT have also been reported in patients with lymphoma who received a PD-1 receptor blocking antibody before transplantation. Cases of fatal hyperacute GVHD have also been reported. These complications may occur despite intervening therapy between PD-1 blockade and allogeneic HSCT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Follow patients closely for early evidence of transplant-related complications such as hyperacute GVHD, severe (Grade 3 to 4) acute GVHD, steroid-requiring febrile syndrome, hepatic VOD, and other immune-mediated adverse reactions, and intervene promptly.

Embryo-Fetal Toxicity

Based on their mechanisms of action, OPDIVO and YERVOY can cause fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Advise females of reproductive potential to use effective contraception during treatment with an OPDIVO- or YERVOY- containing regimen and for at least 5 months after the last dose of OPDIVO.

Lactation

It is not known whether OPDIVO or YERVOY is present in human milk. Because many drugs, including antibodies, are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from an OPDIVO-containing regimen, advise women to discontinue breastfeeding during treatment. Advise women to discontinue breastfeeding during treatment with YERVOY and for 3 months following the final dose.

Serious Adverse Reactions

In Checkmate 037, serious adverse reactions occurred in 41% of patients receiving OPDIVO (n=268). Grade 3 and 4 adverse reactions occurred in 42% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse drug reactions reported in 2% to <5% of patients receiving OPDIVO were abdominal pain, hyponatremia, increased aspartate aminotransferase, and increased lipase. In Checkmate 066, serious adverse reactions occurred in 36% of patients receiving OPDIVO (n=206). Grade 3 and 4 adverse reactions occurred in 41% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse reactions reported in ≥2% of patients receiving OPDIVO were gamma-glutamyltransferase increase (3.9%) and diarrhea (3.4%). In Checkmate 067, serious adverse reactions (73% and 37%), adverse reactions leading to permanent discontinuation (43% and 14%) or to dosing delays (55% and 28%), and Grade 3 or 4 adverse reactions (72% and 44%) all occurred more frequently in the OPDIVO plus YERVOY arm (n=313) relative to the OPDIVO arm (n=313). The most frequent (≥10%) serious adverse reactions in the OPDIVO plus YERVOY arm and the OPDIVO arm, respectively, were diarrhea (13% and 2.6%), colitis (10% and 1.6%), and pyrexia (10% and 0.6%). In Checkmate 017 and 057, serious adverse reactions occurred in 46% of patients receiving OPDIVO (n=418). The most frequent serious adverse reactions reported in at least 2% of patients receiving OPDIVO were pneumonia, pulmonary embolism, dyspnea, pyrexia, pleural effusion, pneumonitis, and respiratory failure. In Checkmate 025, serious adverse reactions occurred in 47% of patients receiving OPDIVO (n=406). The most frequent serious adverse reactions reported in ≥2% of patients were acute kidney injury, pleural effusion, pneumonia, diarrhea, and hypercalcemia.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Checkmate 214, serious adverse reactions occurred in 59% of patients receiving OPDIVO plus YERVOY and in 43% of patients receiving sunitinib. The most frequent serious adverse reactions reported in at least 2% of patients were diarrhea, pyrexia, pneumonia, pneumonitis, hypophysitis, acute kidney injury, dyspnea, adrenal insufficiency, and colitis; in patients treated with sunitinib, they were pneumonia, pleural effusion, and dyspnea. In Checkmate 205 and 039, adverse reactions leading to discontinuation occurred in 7% and dose delays due to adverse reactions occurred in 34% of patients (n=266). Serious adverse reactions occurred in 26% of patients. The most frequent serious adverse reactions reported in ≥1% of patients were pneumonia, infusion-related reaction, pyrexia, colitis or diarrhea, pleural effusion, pneumonitis, and rash. Eleven patients died from causes other than disease progression: 3 from adverse reactions within 30 days of the last OPDIVO dose, 2 from infection 8 to 9 months after completing OPDIVO, and 6 from complications of allogeneic HSCT.  In Checkmate 141, serious adverse reactions occurred in 49% of patients receiving OPDIVO (n=236).  The most frequent serious adverse reactions reported in at least 2% of patients receiving OPDIVO were pneumonia, dyspnea, respiratory failure, respiratory tract infection, and sepsis. In Checkmate 275, serious adverse reactions occurred in 54% of patients receiving OPDIVO (n=270). The most frequent serious adverse reactions reported in at least 2% of patients receiving OPDIVO were urinary tract infection, sepsis, diarrhea, small intestine obstruction, and general physical health deterioration. In Checkmate 040, serious adverse reactions occurred in 49% of patients (n=154). The most frequent serious adverse reactions reported in at least 2% of patients were pyrexia, ascites, back pain, general physical health deterioration, abdominal pain, and pneumonia. In Checkmate 238, Grade 3 or 4 adverse reactions occurred in 25% of OPDIVO-treated patients (n=452). The most frequent Grade 3 and 4 adverse reactions reported in at least 2% of OPDIVO-treated patients were diarrhea and increased lipase and amylase. Serious adverse reactions occurred in 18% of OPDIVO-treated patients.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Common Adverse Reactions

In Checkmate 037, the most common adverse reaction (≥20%) reported with OPDIVO (n=268) was rash (21%). In Checkmate 066, the most common adverse reactions (≥20%) reported with OPDIVO (n=206) vs dacarbazine (n=205) were fatigue (49% vs 39%), musculoskeletal pain (32% vs 25%), rash (28% vs 12%), and pruritus (23% vs 12%). In Checkmate 067, the most common (≥20%) adverse reactions in the OPDIVO plus YERVOY arm (n=313) were fatigue (59%), rash (53%), diarrhea (52%), nausea (40%), pyrexia (37%), vomiting (28%), and dyspnea (20%). The most common (≥20%) adverse reactions in the OPDIVO (n=313) arm were fatigue (53%), rash (40%), diarrhea (31%), and nausea (28%). In Checkmate 017 and 057, the most common adverse reactions (≥20%) in patients receiving OPDIVO (n=418) were fatigue, musculoskeletal pain, cough, dyspnea, and decreased appetite. In Checkmate 025, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO (n=406) vs everolimus (n=397) were fatigue (56% vs 57%), cough (34% vs 38%), nausea (28% vs 29%), rash (28% vs 36%), dyspnea (27% vs 31%), diarrhea (25% vs 32%), constipation (23% vs 18%), decreased appetite (23% vs 30%), back pain (21% vs 16%), and arthralgia (20% vs 14%). In Checkmate 214, the most common adverse reactions (≥20%)  reported in patients treated with OPDIVO plus YERVOY (n=547) vs sunitinib (n=535) were fatigue (58% vs 69%), rash (39% vs 25%), diarrhea (38% vs 58%), musculoskeletal pain (37% vs 40%), pruritus (33% vs 11%), nausea (30% vs 43%), cough (28% vs 25%), pyrexia (25% vs 17%), arthralgia (23% vs 16%), and decreased appetite (21% vs 29%).  In Checkmate 205 and 039, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO (n=266) were upper respiratory tract infection (44%), fatigue (39%), cough (36%), diarrhea (33%), pyrexia (29%), musculoskeletal pain (26%), rash (24%), nausea (20%) and pruritus (20%).   In Checkmate 141, the most common adverse reactions (≥10%) in patients receiving OPDIVO (n=236) were cough and dyspnea at a higher incidence than investigator’s choice. In Checkmate 275, the most common adverse reactions (≥ 20%) reported in patients receiving OPDIVO (n=270) were fatigue (46%), musculoskeletal pain (30%), nausea (22%), and decreased appetite (22%). In Checkmate 040, the most common adverse reactions (≥20%) in patients receiving OPDIVO (n=154) were fatigue (38%), musculoskeletal pain (36%), abdominal pain (34%), pruritus (27%), diarrhea (27%), rash (26%), cough (23%), and decreased appetite (22%). In Checkmate 238, the most common adverse reactions (≥20%) reported in OPDIVO-treated patients (n=452) vs ipilimumab-treated patients (n=453) were fatigue (57% vs 55%), diarrhea (37% vs 55%), rash (35% vs 47%), musculoskeletal pain (32% vs 27%), pruritus (28% vs 37%), headache (23% vs 31%), nausea (23% vs 28%), upper respiratory infection (22% vs 15%), and abdominal pain (21% vs 23%). The most common immune-mediated adverse reactions were rash (16%), diarrhea/colitis (6%), and hepatitis (3%). The most common adverse reactions (≥20%) in patients who received OPDIVO as a single agent were fatigue, rash, musculoskeletal pain, pruritus, diarrhea, nausea, asthenia, cough, dyspnea, constipation, decreased appetite, back pain, arthralgia, upper respiratory tract infection, pyrexia, headache, and abdominal pain.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In a separate Phase 3 study of YERVOY 3 mg/kg, the most common adverse reactions (≥5%) in patients who received YERVOY at 3 mg/kg were fatigue (41%), diarrhea (32%), pruritus (31%), rash (29%), and colitis (8%).

Please see U.S. Full Prescribing Information for OPDIVO and YERVOY, including Boxed WARNING regarding immune-mediated adverse reactions for YERVOY

About Bristol-Myers Squibb
Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

About Compugen
Compugen is a therapeutic discovery and development company utilizing its broadly applicable predictive discovery infrastructure to identify novel drug targets and develop first-in-class therapeutics in the field of cancer immunotherapy. The Company’s therapeutic pipeline consists of immuno-oncology programs against novel drug targets it has discovered, including T cell immune checkpoints and myeloid target programs. Compugen’s business model is to selectively enter into collaborations for its novel targets and related drug product candidates at various stages of research and development. The Company is headquartered in Israel with R&D facilities in both Israel and South San Francisco, CA. Compugen’s ordinary shares are listed on Nasdaq and the Tel Aviv Stock Exchange under the ticker symbol CGEN. For additional information, please visit Compugen's corporate website at www.cgen.com.

Bristol-Myers Squibb Forward-Looking Statement
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the Opdivo plus COM701 combination will receive regulatory approval in the US for any of the indications described in this release. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2017 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compugen Forward Looking Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terminology such as “will,” “may,” “expects,” “anticipates,” “believes,” “potential,” “plan,” “goal,” “estimate,” “likely,” “should,” “confident,” and “intends,” and describe opinions about possible future events. These forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of Compugen to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Among these risks: the success of the collaboration with Bristol-Myers Squibb, Compugen’s business model is substantially dependent on entering into collaboration agreements with third parties and Compugen may not be successful in generating adequate revenues or commercializing aspects of its business model. Moreover, the development and commercialization of therapeutic candidates involve many inherent risks, including failure to progress to clinical trials or, if they progress to or enter clinical trials, failure to receive regulatory approval. These and other factors, including the ability to finance the Company, are more fully discussed in the "Risk Factors" section of Compugen’s most recent Annual Report on Form 20-F as filed with the Securities and Exchange Commission (SEC) as well as other documents that may be subsequently filed by Compugen from time to time with the SEC. In addition, any forward-looking statements represent Compugen’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Compugen does not assume any obligation to update any forward-looking statements unless required by law.

Contacts
Bristol-Myers Squibb
Media:
Lisa McCormick Lavery, 609-252-7602, lisa.mccormicklavery@bms.com

Investors:
Tim Power, 609-252-7509, timothy.power@bms.com
Bill Szablewski, 609-252-5894, william.szablewski@bms.com

Compugen
Elana Holzman, +972 (3) 765-8124, elanah@cgen.com
Jill Steier (Burns McClellan) 212-213-0006, jsteier@burnsmc.com

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Form of Study Plan and Executed Subsequent Combined Therapy Study Plans

STUDY PLAN NO. [●]

THIS STUDY PLAN NO. [●] (the “Study Plan”), effective as of [          ] (the “Study Plan Effective Date”), is governed by the terms of that certain Master Clinical Trial Collaboration Agreement in effect between Compugen Ltd., an Israeli corporation with a place of business at Azrieli Center, 26 Harokmim Street, Building D, Holon 5885849, Israel (“Compugen”) and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, NY 10154 (“BMS”), effective ___________, 2018 (the “Agreement”).  Any provision in this Study Plan that is inconsistent with the terms and conditions of the Agreement is invalid unless this Study Plan expressly states that the Parties intend to amend a specific provision of the Agreement.

In accordance with the Agreement, the Parties have agreed to this Study Plan for the particular Combined Therapy Study described under this Study Plan, to be conducted by the Parties under and subject to the terms and conditions of the Agreement.

1.	Sponsoring Party: The Sponsoring Party for this Combined Therapy Study is [].

2.	Protocol Summary: The Protocol Summary for the Combined Therapy Study is attached hereto.

3.	FTE Rate (if study is a Jointly-Funded Study): The FTE Rate for the Combined Therapy Study is the applicable annual rate for an FTE at the rate of [].

4.	Preliminary Budget (if study is a Jointly-Funded Study): The Preliminary Budget for the Combined Therapy Study is attached hereto.

5.
Clinical Obligations Schedule:  The Clinical Obligations Schedule (setting forth the responsibilities of the non-Sponsor Party (i.e., the Other Party) with respect to particular activities or obligations in connection with the conduct of the applicable Combined Therapy Study) is attached hereto.

6.	Compound Supply Schedule: The BMS Compound Supply Schedule and Compugen Compound Supply Schedule for the Combined Therapy Study are attached hereto.

7.	Bioanalysis Plan: The Bioanalysis Plan for the Combined Therapy Study is attached hereto.

8.	CRO/Study Site List: The CRO/Study Site List for the Combined Therapy Study is attached hereto.

9.	Other:

The terms in this Study Plan with initial letters capitalized have the meaning set forth in the Agreement.

This Study Plan is subject to and governed by and entered into pursuant to the Agreement.  This Study Plan is incorporated into and made a part of the Agreement, and shall be included in Exhibit C of the Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This Study Plan may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Study Plan may be executed through the email of pdf copies of the executed Study Plan.

The Parties have caused this Study Plan to be executed by their duly authorized representatives as of the Study Plan Effective Date.

COMPUGEN LTD.	BRISTOL-MYERS SQUIBB COMPANY
By: Name: Title:	By: Name: Title:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C - 2

EXHIBIT D

Exclusivity and Right of First Negotiation

The Parties desire to agree on the following terms in order to develop innovative medicines as promptly as reasonably practicable, to avoid intellectual property and other conflicts with Third Parties in related subject matter transactions, and to better ensure that each Party focuses its efforts on the development of an appropriate Combined Therapy Clinical Trial and that the agreed-upon Combined Therapy Clinical Trial proceed in an effective, cost-efficient and timely manner:

(a)
Compugen Exclusivity.  During the Exclusive Collaboration Period, except for Permitted Research (as defined below), Compugen will not (A) conduct any preclinical or clinical research with a Restricted Third Party regarding an anti-PD-1 antagonist or anti-PD-L1 antagonist together with the Compugen Compound (a “Restricted Combination”), (B) license any Patent Rights Controlled by Compugen to any Restricted Third Party to enable the study of any Restricted Combination, (C) grant any right to a Restricted Third Party under the IND, NDA or other Regulatory Documentation for the Compugen Compound during the Exclusive Collaboration Period to enable a Restricted Third Party to research or develop a Restricted Combination, or (D) grant any right to a Third Party under the Combined Therapy IND, during the Exclusive Collaboration Period, to enable a Restricted Third Party to research or develop a Restricted Combination. The foregoing shall not (1) restrict or preclude any combination studies between Compugen, its Affiliates and any Third Party other than those containing a Restricted Combination, (2) restrict or preclude the out-license or sale of the Compugen Compound, including any merger, consolidation, acquisition or sale of substantially all of the assets of Compugen (provided that the licensee or acquirer of the Compugen Compound agrees to comply with the restrictions set forth in this section (a)) or (3) restrict or preclude Compugen from performing preclinical or clinical research using a Restricted Combination on its own or with its Affiliates or any non-profit entities (including university and academic research institutions) (collectively, “Permitted Research”).

(b)
Access to Information.  If at any time during the period from the Effective Date until the earlier of (i) [*] and (ii) [*] under section (c) of this Exhibit D, [*] has a good faith interest in [*] shall have the right to [*] solely to the extent necessary or reasonably useful to determine whether [*].  In furtherance of the foregoing, if requested by [*] reasonably relating to the [*].  Notwithstanding the foregoing, [*] pursuant to the foregoing [*] of which would, [*].  Any such information and results shall be treated as Confidential Information of [*] hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)
Right of First Negotiation.  If at any time during the Term and prior to the expiration of the Exclusive Collaboration Period (such period, the “ROFN Offer Period”), Compugen determines that it wishes to out-license the right to commercialize the Compugen Compound in any territory, Compugen will inform BMS in writing of same and the territory as to which the license will cover.  BMS will have [*] to provide an initial good faith term sheet describing the proposed transaction regarding rights to this territory (the “Right of First Negotiation”).  If BMS does not provide such term sheet within such [*] period, the Right of First Negotiation (and BMS’ other rights under this section (c) with respect to the applicable territory) will expire at the end of such [*] period.  If BMS provides such term sheet, then BMS will have an exclusive right to negotiate, for a period of an additional three (3) months thereafter, to obtain exclusive rights to develop and commercialize the Compugen Compound for such territory (the “ROFN Negotiation Period”).  During the ROFN Negotiation Period, if requested by BMS, Compugen will disclose to BMS all material information and results in Compugen’s possession and Control relating to the Compugen Compound as promptly as practicable after such information and results become available, and any such information and results shall be treated as Confidential Information of Compugen hereunder.  Notwithstanding the foregoing, [*].  BMS’ rights under this section (c) will apply to each territory for which Compugen determines to out-license rights to commercialize the Compugen Compound.  If BMS does not exercise its Right of First Negotiation for such rights to the Compugen Compound in a particular territory or if an agreement is not reached between BMS and Compugen for such rights within the ROFN Negotiation Period, then BMS will have no further rights under this section (c) with respect to, and Compugen will be free to out-license any and all rights (subject to the terms of this Agreement) to, the Compugen Compound for such territory.

(d)	Termination. [*] shall have the right to terminate [*], upon written notice [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

D - 2

EXHIBIT E

Subsequent Studies

(a)          Neither Party is obligated to conduct additional studies of the Combined Therapy with the other Party upon completion of a Combined Therapy Study, subject to the following provisions of this Exhibit E.  The provisions as set forth in this Exhibit E shall only be in effect (and the Parties will only have the rights set forth below in this Exhibit E) with respect to each Subsequent Study for which the proposed protocol synopsis has been submitted by the Proposing Party to the Other Party (as set forth below) within the earlier of (i) [*] or (ii) [*]; provided that the proposed Subsequent Study must be commenced [*] within [*] of such protocol synopsis being provided to the Other Party.  For clarity, a Subsequent Study may be conducted only for a Combined Therapy for which the Parties agreed to conduct a Combined Therapy Study under this Agreement.

(b)          If one Party (the “Proposing Party”) would like to conduct one (1) or more clinical or required non-clinical studies of the Combined Therapy for [*] (each study being a “Subsequent Study”), the Proposing Party shall provide the other party (the “Other Party”) with a proposed protocol synopsis for each proposed Subsequent Study [*] prior to the projected date for the commencement, [*], of such Subsequent Study.  The Other Party shall have [*] from receipt of the protocol synopsis to elect the right to Participate in such Subsequent Study.  “Participate” means that the Other Party shall have the right to [*] and upon the election of the Other Party to Participate in the Subsequent Study the Parties shall enter into an agreement for the conduct of such Subsequent Study (such agreement for the Subsequent Study being the “Subsequent Study Agreement”, and which Subsequent Study Agreement, for clarity, may be a Study Plan to this Agreement [*]), with the protocol (and any changes thereto) for the Subsequent Study to be subject to agreement of both Parties.

(c)          In the case the Other Party has declined to Participate, [*].

(d)          In the case where the Other Party does not desire to Participate in the proposed Subsequent Study under a Subsequent Study Agreement or the Parties do not reach agreement with respect to the protocol synopsis for the proposed Subsequent Study (or otherwise do not reach agreement with respect to the Subsequent Study Agreement) [*], the Proposing Party may proceed with the Subsequent Study [*], subject to the following conditions:

(i)           such Subsequent Study is [*];

(ii)          the Subsequent Study shall not proceed if the Other Party has a reasonable significant safety objection to the conduct of the Subsequent Study (unless and until such significant safety objection is addressed to the Other Party’s reasonable satisfaction);

(iii)         unless the Parties agree otherwise in writing, [*] shall be within (1) [*], (2) [*], (3) [*] and/or (4) [*];

(iv)          for the Subsequent Studies where Compugen is the non-Participating Other Party, [*];

(v)           for the Subsequent Studies where BMS is the non-Participating Other Party, [*];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)          the Parties will enter into a mutually acceptable written supply agreement (the “Supply Agreement”) governing forecasting, ordering, procedures for acceptance and rejection, payment (if applicable) and other customary provisions for the supply of the Other Party’s Compound (giving the Subsequent Study the same supply priority as the Other Party’s other clinical studies for the Compound), as well as a mutually acceptable quality agreement for such Compound; provided that the schedule for supply will be as reasonably agreed by the Other Party and will take into account applicable lead times and other studies for which the Other Party is manufacturing its Compound, and provided that (1) if the Proposing Party is BMS, BMS will pay Compugen for supply of the Compugen Compound at Compugen’s fully-burdened manufacturing cost and (2) if the Proposing Party is Compugen, BMS will supply the BMS Compound without charge;

(vii)          if warranted by Applicable Law, the Parties will amend any existing pharmacovigilance agreement between themselves (or enter into a new pharmacovigilance agreement substantially similar to any existing pharmacovigilance agreement) to cover the Subsequent Study prior to the start of any such Subsequent Study;

(viii)        the Proposing Party shall indemnify, defend and hold harmless the Other Party against all Third Party claims and any resulting liabilities, losses, damages, cost and expenses incurred by the Other Party arising out of such Third Party claims based on the use of the Other Party’s Compound in such Subsequent Study, except to the extent attributable to (1) the Other Party’s Compound not meeting applicable specifications or (2) the negligence or willful misconduct of the Other Party; and

(ix)          the Other Party grants a non-exclusive license under the intellectual property controlled by it and its Affiliates solely to enable the Proposing Party to conduct the Subsequent Study (corresponding to the licenses granted under Sections 3.1(a) or 3.2(a) (as applicable), 3.3 and 3.6).

(e)          Subject to and in accordance with the other provisions of this Exhibit E, the Other Party grants a non-exclusive license under the intellectual property controlled by it and its Affiliates solely to enable the Proposing Party to conduct the Subsequent Study (such license corresponding to the licenses granted under Sections 3.1(a) or 3.2(a) (as applicable), 3.3 and 3.6 with respect to the conduct of the Combined Therapy Clinical Trial, as applied to the Subsequent Study).

(f)          Subject to the foregoing under this Exhibit E, the Other Party would provide the Proposing Party under the Supply Agreement with sufficient quantities of its Compound to conduct the applicable Subsequent Study and promptly provide written [*].

(g)          Whether a Party is Participating or not, the same rights and obligations of the Parties as set forth in the Agreement would apply with respect to each Subsequent Study with respect to the use and disclosure of the results, sharing of information, safety data exchange and patent rights in connection with the applicable Subsequent Study and the Parties will agree, if applicable, on any additional terms and conditions (including in relation to governance) that would apply to such Subsequent Study.  Accordingly: (i) the Proposing Party will keep the Other Party informed of the progress of the Subsequent Study; (ii) [*], the Other Party shall be entitled to use the Subsequent Study Data (where “Subsequent Study Data” has the same meaning as Combined Therapy Study Data as applied to the Subsequent Study rather than the Combined Therapy Clinical Trial) to (1) submit regulatory filings and seek approvals for its own Compound, either as monotherapy or as part of the Combined Therapy and (2) following the applicable approval of the Combined Therapy, to promote indications based on, and to disseminate, the Subsequent Study Data for the benefit of its own Compound as part of the Combined Therapy, where permitted by and in accordance with Applicable Law and (iii) in the case where a Party submits Subsequent Study Data to a Regulatory Authority for regulatory approval for the use of its Compound in combination with the Other Party’s Compound (including any reference to the Subsequent Study Data in its label), then the Party seeking approval shall be granted by the other Party a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by such Party for its Compound and the Combined Therapy solely to the extent required for the purpose of such approval.  In such case, each Party shall reasonably cooperate with the other Party and make written authorizations and other filings with the applicable Regulatory Authority reasonably required to make effective such Right of Cross-Reference.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E - 2

(h)          In the case where the non-Participating Other Party for a Subsequent Study elects to use the Combined Therapy Study Data from such Subsequent Study [*] as follows:

(i)            [*]

(ii)           [*]

(iii)          “Subsequent Study Costs” means, with respect to the applicable Subsequent Study, (1) the FTE Cost for the Sponsoring Party FTEs directly supporting a Combined Therapy Study where the Sponsoring Party does not engage a CRO for the conduct of such Subsequent Study and (2) the documented out-of-pocket payments to clinical trial sites, CROs, vendors and other contractors incurred by the Proposing Party for the conduct of the applicable Subsequent Study (including costs for sourcing any other therapeutic agent or therapy used in the Subsequent Study, project management, document management, monitoring and site management, specimen management, laboratory, imaging, investigator grants, site costs, Compound labeling and storage, EDC, IVRS, consultants, contractors for the testing and screening of patients and lab costs) plus, if applicable, payments to the Other Party for supply of its Compound under the Supply Agreement.  [*]  The Proposing Party may provide a detailed, itemized invoice to the Other Party for the portion [*] will be due [*] following such invoice.  The non-Participating Other Party shall have the right to audit the Proposing Party to confirm the accuracy of the Subsequent Study Costs in accordance with Section 7.3.

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E - 3